UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Summit Hotel Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUMMIT HOTEL PROPERTIES, INC.

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Summit Hotel Properties, Inc. (the “Company”) will be held on Monday, June 15, 2015 at 3:00 p.m., Central Time, at the Hampton Inn & Suites, 200 San Jacinto Boulevard, Austin, Texas 78701, for the following purposes:

1.              To elect to the Board of Directors the six nominees named in the attached proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify;

2.              To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.              To approve on an advisory (non-binding) basis compensation paid to the Company’s named executive officers;

4.              To approve the Amended and Restated Summit Hotel Properties, Inc. 2011 Equity Incentive Plan; and

5.              To transact such other business as may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

The Company knows of no other matters to come before the Annual Meeting.  Only stockholders of record as of the close of business on April 14, 2015 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting.

Whether or not you plan to attend the Annual Meeting, your vote is very important, and the Company encourages you to vote promptly.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher Eng
Senior Vice President, Chief Risk Officer,
General Counsel and Secretary

Austin, Texas

April 28, 2015

SUMMIT HOTEL PROPERTIES, INC.
12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
(512) 538-2300

PROXY STATEMENT
2015 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Proxy Solicitation

The Board of Directors (the “Board”) of Summit Hotel Properties, Inc., a Maryland corporation, has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with its solicitation of proxies for its Annual Meeting of Stockholders (“Annual Meeting”) to be held on June 15, 2015, at 3:00 p.m., Central Time, at the Hampton Inn & Suites, 200 San Jacinto Boulevard, Austin, Texas 78701, and at any adjournments or postponements thereof.  These materials were first made available to stockholders on April 28, 2015.  Unless the context requires otherwise, references in this proxy statement to “Summit,” “we,” “our,” “us” and the “Company” refer to Summit Hotel Properties, Inc. and its consolidated subsidiaries.

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders.  All stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email.  Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice of Internet Availability.  Stockholders also may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies by telephone, personal contact or other means of communication.  They will not receive any additional compensation for these activities.  Also, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners.  We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.  Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process.  If so, we will pay the proxy solicitor reasonable and customary fees.

No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us.  The delivery of this proxy statement does not imply that the information herein has remained unchanged since the date of this proxy statement.

Summit Contact Information

The mailing address of our principal executive office is 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738, and our main telephone number is (512) 538-2300.  We maintain an Internet website at www.shpreit.com.  Information at or connected to our website is not and should not be considered part of this proxy statement.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:                                   On what am I voting?

A:                                   You are being asked to vote on the following proposals:

•                  the election of the director nominees named in this proxy statement (Proposal No. 1);

•                  the ratification of Ernst & Young (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 2);

•                  the approval on an advisory (non-binding) basis of our named executive officers’ compensation (Proposal No. 3); and

•                  the approval of the Amended and Restated Summit Hotel Properties, Inc. 2011 Equity Incentive Plan (“Amended 2011 Plan”) (Proposal No. 4).

Q:                                   Who can vote?

A:                                   Holders of our common stock as of the close of business on the record date, April 14, 2015, are entitled to vote, either in person or by proxy, at the Annual Meeting.  Each share of our common stock has one vote.  Cumulative voting is not permitted in the election of directors.

Q:                                   How do I vote?

A:                                   By Proxy—Before the Annual Meeting, you can give a proxy to vote your shares in one of the following ways:

•                  by telephone;

•                  by Internet; or

•                  by completing and signing your proxy card and mailing it in time to be received prior to the Annual Meeting.

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded.  If you wish to vote by telephone or Internet, please follow the instructions that are included in the Notice of Internet Availability and the proxy card.  If you mail us your properly completed and signed proxy card, or vote by telephone or Internet, your shares will be voted according to the choices that you specify.

If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•                  FOR the election of all director nominees named in this proxy statement (Proposal No. 1);

•                  FOR the ratification of E&Y as our registered independent public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 2);

•                  FOR the approval on an advisory (non-binding) basis of our named executive officers’ compensation (Proposal No. 3); and

•                  FOR the approval of the Amended 2011 Plan (Proposal No. 4).

We do not expect that any other matters will be brought before the Annual Meeting.  However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting.  If an issue should arise for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

In Person—You may come to the Annual Meeting and cast your vote there.  If your shares are held in the name of your broker, bank or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares on April 14, 2015.  If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee that holds your shares giving you the right to those shares.

Q:                                   May I change or revoke my vote?

A:                                   Yes.  You may change your vote or revoke your proxy at any time prior to the Annual Meeting by:

•                  notifying our Secretary in writing that you are revoking your proxy;

•                  providing another signed proxy that is dated after the proxy you wish to revoke;

•                  using the telephone or Internet voting procedures; or

•                  attending the Annual Meeting and voting in person.

Q:                                   Will my shares be voted if I do not provide my proxy?

A:                                   It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm.  If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting.

Brokerage firms generally have the authority to vote customers’ un-voted shares on certain “routine” matters.  If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the ratification of E&Y as our registered independent public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 2) if you do not timely provide your voting instructions, because this matter is considered “routine” under the applicable rules.  The other items (Proposals Nos. 1, 3 and 4) are not considered “routine” and therefore may not be voted by your broker without instruction.

Q:                                   What constitutes a quorum?

A:                                   As of the record date, a total of 86,486,436 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting.  To conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy.  This is referred to as a “quorum.”  If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum.  Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter.

Q:                                   What vote is needed to approve the matters submitted?

A:                                   Election of Directors (Proposal No. 1).  Directors are elected by a plurality of the votes cast at the Annual Meeting.  “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting.  For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal. The Board has adopted a policy on voting regarding directors.  Under the policy, at any meeting of stockholders at which members of the Board are to be elected by the stockholders in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” election will submit to the Board a written offer to resign from the Board no later than two weeks after the certification of the voting results.  For additional information regarding this policy, please see “Corporate Governance Matters—Policy on Voting Regarding Directors.”

Ratification of Appointment of E&Y (Proposal No. 2).  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.  For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote for this proposal.

Approval on an Advisory (Non-Binding) Basis of Our Named Executive Officers’ Compensation (Proposal No. 3).  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.  For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal.

Approval of the Amended 2011 Plan (Proposal No. 4).  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.  For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

As of the date of this proxy statement, the Board has seven members. The six persons named below, each of whom currently serves on the Board, have been recommended by the Nominating and Corporate Governance Committee and nominated by our Board to serve on the Board until our 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualify. The Board has no reason to believe that any of the persons named below as a nominee for election to the Board will be unable, or will decline, to serve if elected.  Wayne W. Wielgus has informed the Nominating and Corporate Governance Committee that he will not seek re-election at the Annual Meeting, and accordingly, his tenure as director will end as of the date of the Annual Meeting.  In connection with Mr. Wielgus’ departure, the Board has decreased the size of the Board from seven to six, effective immediately following our Annual Meeting.  The Board has determined that all of the director nominees named below, other than Mr. Boekelheide and Mr. Hansen, are independent under applicable SEC and NYSE rules.

The following table sets forth the name, position with our company and age (as of the Annual Meeting) of each nominee for election to the Board at the Annual Meeting:

Name	Position	Age
Kerry W. Boekelheide	Executive Chairman of the Board	60
Daniel P. Hansen	President and Chief Executive Officer	46
Bjorn R. L. Hanson	Independent Director	63
Jeffrey W. Jones	Independent Director	53
Kenneth J. Kay	Independent Director	60
Thomas W. Storey	Independent Director	58

We believe that all of the nominees are intelligent, experienced, collegial, insightful and proactive with respect to management and risk oversight and that they exercise good judgment.  The biographical descriptions below set forth certain information with respect to each nominee for election to the Board, including the experience, qualifications, attributes or skills of each nominee that led us to conclude that such person should serve as a director, if elected.

Kerry W. Boekelheide.  Mr. Boekelheide has served as our Executive Chairman of the Board since our formation in June 2010.  He served as the Chief Executive Officer and as a member of the Board of Managers of our predecessor, Summit Hotel Properties, LLC (“SHP LLC”), from January 2004 until February 2011.  Mr. Boekelheide served as the Chairman and sole director of The Summit Group, Inc. (“The Summit Group”) from 1991 until its dissolution in December 2012.  The Summit Group, with its affiliates, developed and acquired 54 hotels from 1991 through 2004.  Prior to forming The Summit Group, Mr. Boekelheide was President and a shareholder of Super 8 Management, Inc., which was responsible for the management of over 100 Super 8 Motels located across the United States and Canada, and held numerous other positions in various companies that developed, owned and operated Super 8 Motels in the United States and Canada.  Mr. Boekelheide received a B.S. degree in business from Northern State University.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Boekelheide should serve as a director, if elected, because he brings to the Board leadership experience and extensive experience and knowledge of our company and the hospitality industry.  As the founder and Chief Executive Officer of SHP LLC, our predecessor, and the Chairman of The Summit Group, our predecessor’s former hotel management company, Mr. Boekelheide has long-term and valuable hands-on knowledge of the issues, opportunities and challenges facing our company and our business.  In addition, Mr. Boekelheide brings his broad strategic vision for our company to the Board.

Daniel P. Hansen.  Mr. Hansen has served as our President and Chief Executive Officer and been a member of the Board since our formation in June 2010.  Prior to joining our company, Mr. Hansen served in various capacities at The Summit Group.  Mr. Hansen joined The Summit Group in October 2003 as Vice President of Investor Relations.  His responsibilities included leading the capital raising efforts for SHP LLC’s private placements of its equity securities and assisting in acquisition due diligence.  In 2005, he was appointed to SHP LLC’s Board of Managers and was promoted to Executive Vice President, in which capacity he was part of the team that acquired over $140 million of hotel properties and led the development of over $240 million of hotel assets.  He was appointed President of The Summit Group and Chief Financial Officer of SHP LLC in 2008.  His primary responsibilities included the development and execution of growth strategies for SHP LLC, raising equity capital and hotel development and acquisition.  Prior to joining The Summit Group, Mr. Hansen spent 11 years with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) in various leadership positions, culminating as a Vice President and Regional Sales Manager for Merrill Lynch in the Texas Mid-South Region, which included Texas, Louisiana, Arkansas and Oklahoma.  Mr. Hansen received a B.A. in economics from South Dakota State University.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Hansen should serve as a director, if elected, because he currently serves as our President and Chief Executive Officer and provides a critical link between the executive management team, which is responsible for the day-to-day management of our company, and the Board.  We believe his service as a director enables the Board to perform its oversight function with the benefits of management’s perspectives on our business.  Mr. Hansen also provides us with extensive experience in the hospitality industry as well as a capital markets background that will assist the Board in analyzing capital raising opportunities and issues.

Bjorn R. L. Hanson.  Dr. Hanson has been a member of the Board since the completion of our initial public offering, or IPO, in February 2011.  Dr. Hanson has worked in the hospitality industry for more than 35 years and has been involved in consulting, research and investment banking in the lodging sector.  He joined the New York University School of Continuing Professional Studies in June 2008 as a clinical professor teaching in the school’s graduate and undergraduate hospitality and tourism programs and directing applied research projects.  In 2010, he was appointed as the divisional dean of that school’s Preston Robert Tisch Center for Hospitality, Tourism, and Sports Management and returned to his full time faculty role in 2014.  Before joining the Tisch Center, Dr. Hanson was a partner with PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand LLP, which he joined in 1989.  Dr. Hanson founded the hospitality, sports, convention and leisure practice and held various positions at PricewaterhouseCoopers and Coopers & Lybrand, including National Industry Chairman for the Hospitality Industries, National Service Line Director for Hospitality Consulting, National Industry Chairman for Real Estate, Real Estate Service Line Director and National Director of Appraisal Services.  Additionally, he served on the U.S. leadership committee and global financial advisory services management committee of PricewaterhouseCoopers.  Dr. Hanson was also managing director with two Wall Street firms, Kidder, Peabody & Co. and PaineWebber Inc., for which he led banking and research departments for lodging and gaming.  Dr. Hanson received a B.S. from Cornell University School of Hotel Administration, an M.B.A. from Fordham University and a Ph.D. from New York University.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Dr. Hanson should serve as a director, if elected, because he brings a wide range of experience in consulting, research and investment banking in the hospitality industry to the Board.  He also brings an academic perspective on the hospitality and tourism industries, which enhances the ability of the Board to analyze macroeconomic issues and trends relevant to our business.  Finally, Dr. Hanson’s leadership roles in market trend analysis, economic analysis and financial analysis specific to our industry provide the Board with additional depth in analyzing financial reporting issues faced by companies similar to ours.

Jeffrey W. Jones.  Mr. Jones has been a member of the Board since July 2014.  From 2003 to 2012, Mr. Jones served as the Chief Financial Officer for Vail Resorts, Inc. (NYSE: MTN)., a publicly held resort management company, and also served as a member of the board of directors of Vail Resorts, Inc. from 2008 through 2012. In addition, later in his tenure at Vail Resorts, Inc., Mr. Jones served as President — Lodging, Retail and Real Estate. Mr. Jones is currently a member of the board of directors and chairs the audit committee for Noodles & Company (Nasdaq: NDLS), a publicly held fast-casual restaurant chain with over 430 locations system wide. Mr. Jones also serves on the board of directors and chairs the audit and finance committee of Hershey Entertainment and Resorts, a privately held entertainment and hospitality company. In addition, Mr. Jones has been appointed to serve on the board of directors of Diamond Resorts International, Inc. (NYSE: DRII) effective immediately following the annual meeting of stockholders, scheduled for May 19, 2015.  He is also a member of the US Bank Advisory Board and is a member of the board of the Leeds School of Business, University of Colorado Boulder. Prior to joining Vail Resorts, Inc., Mr. Jones held chief financial officer positions with Clark Retail Enterprises and Lids Corporation. Mr. Jones received a BA in Accounting and American Studies from Mercyhurst College and is a member of the American Institute of Certified Public Accountants (AICPA).

The Board believes Mr. Jones should serve as a director because of his significant management, financial and hospitality industry experience and expertise, which he has acquired through his fifteen years as a chief financial officer, including ten years as chief financial officer and four years as a director, as well as president of lodging, retail and real estate, of a publicly held resort management company. In addition, Mr. Jones’s other experience as a public company director and audit committee member and chair provides the Board with perspective into corporate governance best practices.

Kenneth J. Kay.  Mr. Kay has been a member of the Board since July 2014.  Mr. Kay held the position of Chief Financial Officer of Las Vegas Sands Corp. (“Las Vegas Sands”) (NYSE: LVS) from December 2008 to July 2013, where he was responsible for all worldwide financial, planning, procurement, technology and risk aspects of the company.  Prior to working for Las Vegas Sands, Mr. Kay was Senior Executive Vice President and Chief Financial Officer of CB Richard Ellis Group, Inc. (“CBRE”) (NYSE: CBG), a global commercial real estate services firm, from June 2002 to December 2008.  Mr. Kay began his career with PricewaterhouseCoopers, primarily focusing his efforts on large, publicly owned multinational companies.  After leaving public accounting, his career included senior financial and operational roles at Ameron International, Systemed Inc., Universal Studios and, just prior to CBRE, as Chief Financial Officer of Dole Food Company, Inc. (formerly NYSE: DOLE).  Mr. Kay is currently a Managing Director of Raven LLC, an investment and advisory services firm located in Las Vegas, Nevada, a position he has held since co-founding the firm in 2012.  Raven LLC provides debt and equity capital and management consulting and advisory services to small and medium sized businesses.  Mr. Kay is a member of the Board of Governors of Cedars Sinai Medical Center and The Board of Advisors of the USC Leventhal School of Accounting. Mr. Kay received a B.S. degree in accounting and an MBA degree from University of Southern California.  Mr. Kay is a Chartered Global Management Accountant, a certified public accountant and a member of the American Institute of Certified Public Accountants.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Kay should serve as a director, if elected, because of his professional background and experience, education, previously held Fortune 500 senior-executive level positions in real estate and hospitality and his extensive finance, accounting and operational experience.

Thomas W. Storey.  Mr. Storey has been a member of the Board since the completion of our IPO in February 2011.  Mr. Storey has worked in the hospitality industry for more than 25 years.  Currently, Mr. Storey is an independent consultant advising various organizations on corporate strategy, business development and organizational design.  He was formerly the President of Hospitality of Sonifi, a hotel industry technology company from May 2013 through December 2013.  Before working for Sonifi, he was the Executive Vice President Business Strategy for Fairmont Raffles Hotels International (“FRHI”), a leading global hotel company with over 100 hotels worldwide under the Fairmont, Raffles and Swissôtel brands, which Mr. Storey joined in 1999.  Having helped launch FRHI as a publicly traded company and its subsequent privatization, Mr. Storey was responsible for strategic planning and helping to identify new opportunities for FRHI that capitalize on improving business fundamentals.  Mr. Storey held a series of progressive leadership positions with FRHI, including Executive Vice President, Development and Executive Vice President Business Development & Strategy, as well as President of Fairmont Hotels and Resorts.  Mr. Storey has been a member of various hospitality industry organizations, including the American Hotel & Lodging Association, the Travel Industry Association of America, and Professional Conference and Meeting Planners.  Mr. Storey received a B.A. in economics from Bates College and an M.B.A. from the Johnson School at Cornell University.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Storey should serve as a director, if elected, because he provides the Board with strategic vision specific to the hospitality industry.  In addition, Mr. Storey has substantial leadership experience in the hospitality industry, including as Executive Vice President Business Strategy of FRHI, where Mr. Storey was instrumental in helping lead that company through various lodging cycles.  The Board expects Mr. Storey’s experience in analyzing and reacting to changing conditions in the hospitality industry will serve the Board as we grow.  The Board also expects Mr. Storey’s operations experience with FRHI will help him provide valuable insights to the Board.  Mr. Storey also possesses particular expertise in business travel, an important aspect of our business.

The Board recommends that you vote “FOR” the election of each nominee for director named above.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Our executive officers and their ages as of the Annual Meeting are as follows:

Name	Age	Position
Kerry W. Boekelheide	60	Executive Chairman of the Board
Daniel P. Hansen	46	President and Chief Executive Officer
Craig J. Aniszewski	52	Executive Vice President and Chief Operating Officer
Greg A. Dowell	51	Executive Vice President, Chief Financial Officer and Treasurer
Christopher R. Eng	44	Senior Vice President, Chief Risk Officer, General Counsel and Secretary

Executive Officers

Biographical information with respect to Messrs. Boekelheide and Hansen is set forth above under “Proposal No. 1:  Election of Directors.”

Craig J. Aniszewski.  Mr. Aniszewski has served as our Executive Vice President and Chief Operating Officer since our formation in June 2010.  Mr. Aniszewski joined The Summit Group in January 1997 as Vice President of Operations and Development.  He became the Executive Vice President and Chief Operating Officer of The Summit Group in 2007 and was a member of the Board of Managers of SHP LLC from January 2004 until February 2011.  Mr. Aniszewski joined The Summit Group following 13 years with Marriott International, Inc., where he held sales and operations positions in full-service convention and resort hotels.  During his career with Marriott, he also worked in the select-service sector, holding positions including the Director of Sales and General Manager for Residence Inn by Marriott and Courtyard by Marriott-branded hotels located in Florida, New York, Connecticut, Pennsylvania, Maryland and North Carolina.  Mr. Aniszewski received a B.S. degree in criminal justice with minors in business and psychology from the University of Dayton.

Greg A. Dowell.  Mr. Dowell has served as our Executive Vice President, Chief Financial Officer and Treasurer since October 2014.  Prior to joining Summit, Mr. Dowell held the position of Senior Executive Vice President and

Chief Operating Officer at American Campus Communities (“ACC”) (NYSE:ACC). During his thirteen-year tenure, Mr. Dowell managed all aspects of operations, facilities management, human resources, information technology and various aspects of accounting and systems development.  He played a key role in the development of ACC’s specialized operating platform which facilitated American Campus Communities becoming the first student housing REIT to be publicly traded in 2004.  Since ACC’s initial public offering, Mr. Dowell orchestrated the successful integration of more than $2.8 billion in asset growth and oversaw the management of over 44 million square feet of residential and mixed-use real estate comprised of over 300 communities.  Prior to joining ACC, Mr. Dowell spent ten years in progressive capacities with Century Development where he began as an accountant and ultimately served as Senior Vice President of Management Services over the student housing portfolio.  Mr. Dowell received his B.S. in Accounting from the University of Louisiana at Lafayette and is a certified public accountant.

Christopher R. Eng.  Mr. Eng has served as our Vice President, General Counsel and Secretary since our formation in June 2010 and was appointed Senior Vice President and Chief Risk Officer in May 2014, in addition to his role as General Counsel and Secretary.  Mr. Eng was appointed Vice President, General Counsel and Secretary of The Summit Group and SHP LLC in 2004.  Mr. Eng was responsible for The Summit Group’s legal affairs and for guiding its corporate compliance, focusing on real estate acquisitions and dispositions, franchise licensing, corporate insurance coverage, corporate governance and securities industry regulatory compliance.  Prior to joining The Summit Group, Mr. Eng was an Assistant Vice President and Trust Officer for The First National Bank in Sioux Falls.  Mr. Eng received B.A. degrees in history and English from Augustana College and a J.D. degree from the University of Denver College of Law.

Key Employees

Paul Ruiz.  Mr. Ruiz has served as our Vice President and Chief Accounting Officer since April 2014.  He also served as our Interim Chief Financial Officer from May 2014 until October 2014.  Prior to joining the Company, Mr. Ruiz served in senior executive roles for companies in a variety of industries, including real estate and technology.  From April 2013 to April 2014, he served as a consulting chief financial officer for Bridgepoint Consulting, a financial consulting firm in Austin, Texas.  From February 2011 to April 2013, Mr. Ruiz was a Director in the Global Corporate Accounting Group of Freescale Semiconductor, Inc. (NYSE:  FSL), a global semiconductor manufacturer. From April 2008 to January 2011, Mr. Ruiz was the Chief Financial Officer at Sensortran, Inc., a fiber-optics based technology company based in Austin, Texas.  He began his career with Pricewaterhouse Coopers where he was an audit manager, providing audit and business advisory services to entrepreneurial, rapidly growing and Fortune 500 companies. Mr. Ruiz is a Certified Public Accountant.  Mr. Ruiz graduated with highest honors from the University of Texas at Austin with a Bachelor of Business Administration in Accounting and earned his Master of Business Administration from Baylor University.

CORPORATE GOVERNANCE MATTERS

Sound Corporate Governance Practices

We are committed to what we believe are sound corporate governance practices, including having a strong, majority-independent, non-classified Board and maintaining clear stock ownership guidelines.

Board of Directors Structure

•                  All of our directors must be elected annually.

•                  Our directors are subject to our director resignation policy as part of our policy on voting procedures with respect to the election of directors in uncontested elections.

•                  A majority of our directors are independent.

•                  All members of the three standing committees of the Board are independent.

•                  Our independent directors meet regularly without the presence of any of our officers or employees.

•                  Our independent directors designate an independent, non-employee director to serve as our presiding director.

Stock Ownership Guidelines and Other Policies

•                  We have adopted stock ownership guidelines that apply to certain key executive officers, including our Executive Chairman of the Board, our President and Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer and our General Counsel and Chief Risk Officer.

•                  We have adopted stock ownership guidelines that apply to all of our non-employee directors.

•                  We have a policy that prohibits our directors and executive officers from entering into hedging or monetization transactions involving our securities.

•                  We have adopted a compensation clawback policy that applies to our executive officers.  The policy provides for recoupment of incentive compensation in the event of a restatement of our financial statements.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders.  A current copy of the Corporate Governance Guidelines can be found under “Investor Relations—Corporate Overview—Governance Documents” on our website at www.shpreit.com.

Code of Business Conduct and Ethics

The Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees when such individuals are acting for or on our behalf.  A current copy of the Code of Business Conduct and Ethics can be found under “Investor Relations—Corporate Overview—Governance Documents” on our website at www.shpreit.com.  Any waiver of the Code of Business Conduct and Ethics with respect to our executive officers or directors may be made only by the Board or one of our Board committees.  We anticipate that any waivers of our Code of Business Conduct and Ethics will be posted on our website.

Independence of Directors

Our Corporate Governance Guidelines require that a majority of our directors be “independent,” with independence determined in accordance with the applicable standards of the NYSE.  The Board may determine a director to be independent if the Board has affirmatively determined that the director has no material relationship with us or our subsidiaries, either directly, or as a shareholder, director, officer or employee of an organization that has a relationship with us or our subsidiaries.  The Board has determined that Dr. Hanson, Mr. Jones, Mr. Kay and Mr. Storey have no material relationship with us or our subsidiaries and, therefore, are independent under the applicable standards of the NYSE.  As a result, a majority of our directors are independent.  Mr. Boekelheide and Mr. Hansen serve as executive officers and are not considered independent under the applicable standards of the NYSE.

Committees of the Board

The Board has established three standing committees:

•                  the Audit Committee;

•                  the Compensation Committee; and

•                  the Nominating and Corporate Governance Committee.

The members of these standing committees are appointed by and serve at the discretion of the Board.  Current copies of the charters for each of these committees can be found under “Investor Relations—Corporate Overview—Governance Documents” on our website at www.shpreit.com.

Audit Committee

As of the date of this proxy statement, the members of the Audit Committee are Mr. Jones (Chairman), Dr. Hanson, Mr. Kay and Mr. Storey.  Each of these members has been determined to be “independent” within the meaning of the applicable standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, each of these members meets the financial literacy requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC.  The Board has determined that Dr. Hanson, Mr. Jones and Mr. Kay each is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.  Prior to February 2015, Mr. Wielgus was a member of the Audit Committee.  Dr. Hanson served as Chairman of the Audit Committee from December 2013 until February 2015.

The Audit Committee is responsible for reviewing and discussing with management and our independent public accountants our annual and quarterly financial statements, engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the performance and independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.  The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel or outside advisors for this purpose where appropriate.  Additionally, the Audit Committee is responsible for monitoring our procedures for compliance with the rules for taxation as a real estate investment trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the “Code”).

Compensation Committee

As of the date of this proxy statement, the members of the Compensation Committee are Mr. Kay (Chairman), Dr. Hanson, Mr. Jones and Mr. Storey.  The Board has determined that each member of the Compensation Committee is “independent” within the meaning of the applicable standards of the NYSE.  Prior to February 2015, Mr. Wielgus was the Chairman of the Compensation Committee.

Each member of the Compensation Committee qualifies as an “outside director” as such term is defined under Section 162(m) of the Code and as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

The Compensation Committee exercises all powers delegated to it by the Board in connection with compensation matters.  The Compensation Committee is responsible for the review and approval of the compensation and benefits of our executive officers, administration and recommendations to the Board regarding our compensation and long-term incentive plans and production of the annual reports on executive compensation for inclusion in our proxy statements.  In connection with those responsibilities, the Compensation Committee has the sole authority to retain and terminate compensation consultants employed by it to help evaluate our compensation programs.  The Compensation Committee also has authority to grant awards under the Company’s 2011 Equity Incentive Plan.

Nominating and Corporate Governance Committee

As of the date of this proxy statement, the members of the Nominating and Corporate Governance Committee are Mr. Storey (Chairman), Dr. Hanson, Mr. Jones and Mr. Kay. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the NYSE.  Prior to February 2015, Mr. Wielgus was a member of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for monitoring our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE; developing and recommending to the Board criteria for prospective members of the Board; conducting Board candidate searches and interviews; overseeing and evaluating the Board and management; monitoring compliance with our code of business conduct and ethics and policies with respect to conflicts of interest; reviewing and approving interested transactions pursuant to our related party transaction policy; periodically evaluating the appropriate size and composition of the Board, and recommending, as appropriate, increases, decreases and changes in the composition of the Board; and formally proposing the slate of nominees for election as directors at each annual meeting of our stockholders.  In addition, this committee annually facilitates the assessment of the Board’s performance as a whole and of the individual directors and reports thereon to the Board.

Board Leadership Structure

The Board believes it is important to retain the flexibility to allocate the responsibilities of the positions of the Chairman of the Board and the Chief Executive Officer in the way it believes is in our best interest.  Currently, the Board believes that it is in our best interest to split these positions and that the Chairman of the Board should be designated as the Executive Chairman of the Board in accordance with our bylaws.  The Board believes that this leadership structure is appropriate at this time.  In particular, the current leadership structure clarifies the individual roles and responsibilities of Mr. Boekelheide and Mr. Hansen and helps streamline decision making and enhance accountability.  As Executive Chairman of the Board, Mr. Boekelheide remains involved in key matters, including transactions, and continues to advise Mr. Hansen and our other executive officers.  Given Mr. Boekelheide’s in-depth knowledge of the issues, challenges and opportunities facing us, the Board believes that Mr. Boekelheide is in a position to ensure that the Board’s time and attention are focused on the most critical matters.

To promote the independence of the Board and appropriate oversight of management and to demonstrate our commitment to strong corporate governance, the independent directors designate an independent, non-employee director to serve as our presiding director.  The presiding director helps to facilitate free and open discussion and communication among the independent, non-employee directors and presides over executive sessions of the non-employee directors.  The duties of the presiding director are set forth in our Corporate Governance Guidelines, which is available under “Investor Relations—Corporate Overview—Governance Documents” on our website at www.shpreit.com.  For 2014, Mr. Wielgus was the presiding director.  As of the date of the filing of this proxy statement, Dr. Hanson is the presiding director.

Risk Management Oversight

The Board is actively involved in the oversight of risks that could affect our company.  This oversight is conducted primarily through the Audit Committee but also through the other committees of the Board, as appropriate.  The Board and its committees, including the Audit Committee, satisfy this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company.

Meetings and Attendance

In 2014, the Board met four times in person and four times telephonically, the Audit Committee met four times in person and nine times telephonically, the Compensation Committee met four times in person and two times telephonically and the Nominating and Corporate Governance Committee met four times in person.  Each of our currently serving directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he served during 2014.

Executive Sessions of Our Independent Directors

As required by the NYSE rules, the non-employee directors, all of whom are independent under the applicable standards of the NYSE, regularly meet in executive session, without management present.  Generally, these executive sessions follow regularly scheduled meetings of the Board and following regularly scheduled meetings of the three standing committees.  The independent, non-employee directors met in executive session following regularly scheduled meetings four times in 2014.  Mr. Wielgus, our presiding director in 2014, presided over the executive sessions of the Board and the respective Chairman of each committee presided over their executive sessions.

Director Nominations

Before each annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the nomination of all directors whose terms expire at the next annual meeting of stockholders and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a director or for any other reason.  In addition to considering incumbent directors, the Nominating and Corporate Governance Committee may identify director candidates based on recommendations from the directors, stockholders, management and others.

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members.  In evaluating the suitability of individuals for Board membership, the Nominating and Corporate Governance Committee takes into account many factors, including:

•                  whether the individual meets the requirements for independence;

•                  the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s business environment;

•                  the individual’s understanding of the Company’s businesses and markets;

•                  the individual’s professional expertise and educational background; and

•                  other factors that promote diversity of views and experience.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience.  In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

We do not have a formal policy about diversity of Board membership, but the Nominating and Corporate Governance Committee considers a broad range of factors when nominating director candidates to the Board, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin.  The Nominating and Corporate Governance Committee neither includes nor excludes any candidate from consideration solely based on the candidate’s diversity traits.

For purposes of the 2016 annual meeting of shareholders, the Nominating and Corporate Governance Committee will consider appropriate nominees for directors whose names are submitted in writing by a stockholder.   Subject to the discretion of the Nominating and Corporate Governance Committee, we anticipate that any director candidates submitted to us by our stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as any other director. See “Other Information—Stockholder Proposals and Director Nominations for the 2016 Annual Meeting of Stockholders.”

Policy on Voting Regarding Directors

The Board has adopted a policy on voting regarding directors.  Under the policy, at any meeting of stockholders at which members of the Board are to be elected by the stockholders in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” election will submit to the Board a written offer to resign from the Board no later than two weeks after the certification of the voting results. An uncontested election is one in which the number of individuals who have been nominated for election as a director is equal to, or less than, the number of directors to be elected.

The Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days after the certification of the voting results, recommend to the Board whether to accept or reject the resignation offer.  In determining its recommendation to the Board, the Nominating and Corporate Governance Committee will consider all factors it deems relevant, which may include (i) any stated reason or reasons why stockholders cast “withheld” votes for the director, (ii) the qualifications of the director and (iii) whether the director’s resignation from the Board would be in our best interest and the best interests of our stockholders.  The Nominating and Corporate Governance Committee may also consider alternatives to acceptance or rejection of the resignation offer as the Nominating and Corporate Governance Committee members deem appropriate, which may include (i)

continued service by the director until the next relevant meeting of stockholders, (ii) an undertaking to seek a replacement director, (iii) rejecting the resignation offer coupled with committing to seek to address the underlying cause or causes of the majority-withheld vote.

The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days after the certification of the voting results.  The Board will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and additional information, factors and alternatives the Board deems relevant.  The recommendation of the Nominating and Corporate Governance Committee will not be binding on the Board.

Any director who offers to resign as provided above shall not participate in the Nominating and Corporate Governance Committee’s or the Board’s consideration of whether to accept his or her resignation offer.

If a director’s resignation offer is accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill the vacancy created by such resignation or to reduce the number of directors constituting the Board.  The Board will determine the treatment of any compensation due or payable to the resigning director.

If a majority of the members of the Nominating and Corporate Governance Committee were required to offer their resignations as described above, the directors whom the Board has affirmatively determined to be independent in accordance with the applicable listing standards of the NYSE, and who were not required to offer their resignations, will appoint a special committee of the Board to consider the resignation offers and whether to accept the resignation offers, as otherwise described above.

We will disclose publicly the Board’s decision, an explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the resignation offer, in a Current Report on Form 8-K filed with the SEC.

Stock Ownership Guidelines

Based on current corporate governance standards, the Board believes all non-employee directors and certain key executive officers should own a meaningful equity interest in our company to more closely align the interests of directors and executive officers with those of stockholders. Accordingly, the Board has adopted stock ownership guidelines for key executive officers and all non-employee directors.

For purposes of these guidelines, the term “Company common stock” includes, in addition to shares of our common stock, (a) any class of equity securities issued by our operating partnership, Summit Hotel OP, LP, that are redeemable for shares of our common stock (the “Operating Partnership”), whether held directly or indirectly or by or for the benefit of immediate family members, and (b) vested and unvested restricted shares of common stock, but excludes (x) stock options, whether exercisable or unexercisable, (y) unearned performance-based restricted stock and (z) warrants and all other forms of derivative securities.

The Board reviews the minimum equity holdings guidelines for executive officers on a periodic basis to ensure the guidelines remain consistent with corporate governance best practices and continue to promote the alignment of executive and stockholder interests.

Over time, certain key executive officers are required to hold Company common stock with a value equal to a multiple of their then current base salary.  The equity ownership value for each of these executive officers will be calculated by multiplying the number of shares of Company common stock owned by the ten trading day trailing volume weighted average price (“VWAP”) of our common stock prior to the date of computation, typically at the end of the fiscal year.  The executive officers named in the table below will have until January 1, 2018 to comply with the stock ownership guidelines.  The equity ownership requirement for our key executive officers is as follows:

Executive Officer	Multiple of Base Salary
Kerry W. Boekelheide, Executive Chairman of the Board	3x
Daniel P. Hansen, President and Chief Executive Officer	6x

Greg A. Dowell, EVP & Chief Financial Officer	2x
Craig J. Aniszewski, EVP & Chief Operating Officer	2x
Christopher Eng, SVP & Chief Risk Officer	1x

Each non-employee director will be required to hold a number of shares of Company common stock equal to $150,000.  The equity ownership value for each non-employee director will be calculated by multiplying the number of shares of Company common stock owned by the ten trading day trailing VWAP of our common stock prior to the date of computation, typically at the end of the fiscal year.  Non-employee directors will have until the later of February 9, 2016 or three years after the date on which the director is first elected to the Board to comply with the stock ownership guidelines.

The Board reviews the minimum equity holdings guidelines for non-employee directors on a periodic basis to ensure the guidelines remain consistent with corporate governance best practices.

Anti-Hedging and Anti-Pledging Policies

The Board has adopted an insider trading policy that contains restrictions on hedging and pledging securities issued by us and the Operating Partnership. With respect to hedging, directors and executive officers are prohibited from engaging in any hedging or monetization transactions involving securities issued by us or the Operating Partnership. With respect to pledging, directors and executive officers are prohibited from holding securities issued by us or the Operating Partnership in a margin account or pledging these securities as collateral for a loan.  An exception to this anti-pledging policy may be granted if a director or executive officer desires to pledge securities issued by us or the Operating Partnership as collateral for a loan other than margin debt and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.  Any permitted pledge of securities issued by us or the Operating Partnership must be pre-approved by the Company’s General Counsel.

Adoption of Compensation Clawback Policy

The Board has adopted a compensation clawback policy that contains terms to ensure that executives are not unduly enriched in the event of a financial restatement.  If the Company is required to restate its financial results due to material non-compliance with financial requirements under securities laws as a result of intentional misconduct, fraud or gross negligence, each executive that is directly responsible for the intentional misconduct, fraud or gross negligence shall reimburse the Company for the after tax value of the incentive compensation that would not have been earned if the restated financial measures had been reported initially. In addition, the Board may withhold from executives not directly responsible for the intentional misconduct, fraud or gross negligence, future awards with equivalent value to that of the after tax value of the awards initially made to such executive on the basis of the restated financial results, but only to the extent such awards were made within the preceding twenty-four months.

Communication with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Summit Hotel Properties, Inc., 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738.  The independent, non-employee directors have procedures for the handling of communications from stockholders and other interested parties and have directed our Secretary to act as their agent in processing any communications received.  All communications that relate to matters within the scope of the responsibilities of the Board and its standing committees are to be forwarded to the presiding director.  Communications that relate to matters that are within the scope of the responsibilities of one of the Board’s standing committees are also to be forwarded to the chair of the appropriate committee.  Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Board are to be sent to the appropriate member of management.  Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management director who wishes to review them.

Policy Governing Director Attendance at Annual Meetings of Stockholders

We highly encourage our directors to attend the Annual Meeting.  All of our directors attended our 2014 Annual Meeting of Stockholders either in person or via telephone.

Compensation Committee Interlocks and Insider Participation

Currently, the Compensation Committee consists of Mr. Kay, Dr. Hanson, Mr. Jones and Mr. Storey.  None of the members are or have been one of our employees or officers.  None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board or Compensation Committee.

DIRECTOR COMPENSATION

Directors who are our employees (Mr. Boekelheide and Mr. Hansen) do not receive compensation for their services as directors.  For 2014, our non-employee director compensation program consisted of the following:

•                  Annual Cash Retainer.  We paid an annual cash retainer of $50,000 to each non-employee director.

•                  Presiding Director Fee.  For 2014, we paid our presiding director a $30,000 presiding director fee.

•                  Additional Committee Membership Fee.  We paid an additional committee membership fee to the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, with each member of the Audit Committee being paid $12,500, each member of the Compensation Committee being paid $10,000 and each member of the Nominating and Corporate Governance Committee being paid $7,500.

•                  Additional Committee Chairperson Fee.  In addition to the additional committee membership fee, we paid the chairperson of the Audit Committee, the chairperson of the Compensation Committee and the chairperson of the Nominating and Corporate Governance Committee an additional committee chairperson fee, with the chairperson of the Audit Committee in 2014 being paid $25,000, the chairperson of the Compensation Committee in 2014 being paid $20,000 and the chairperson of the Nominating and Corporate Governance Committee in 2014 being paid $15,000.

•                  Annual Equity Award.  Following the 2014 annual meeting of stockholders, we granted each non-employee director an equity award consisting of 6,783 shares of our common stock with an aggregate value of approximately $70,000 (the number of shares awarded to each non-employee director was determined by dividing $70,000 by the VWAP of our common stock on the NYSE for the ten trading days preceding the grant date).  These shares were granted on June 17, 2014 pursuant to our 2011 Equity Incentive Plan (the “2011 Plan”) and were fully vested on the grant date.

•                  Election to Receive Stock in Lieu of Cash Fees.  Starting in 2013, non-employee directors have the option to elect to receive all or any part of the cash fees we are required to pay them in fully vested shares of our common stock issued under our 2011 Equity Incentive Plan or another stockholder-approved plan, based upon the VWAP of our common stock on the NYSE for the ten trading days preceding the grant date.  In 2014, Mr. Storey was entitled to a total of $78,625 in cash fees for his services as a director.  Mr. Storey elected to receive these fees in shares of our common stock in lieu of cash.  Accordingly, we issued an aggregate of 7,539 shares of our common stock to Mr. Storey.  We issued these shares pursuant to our 2011 Plan.

For 2015, our non-employee director compensation program will be the same as our non-employee director compensation program for 2014, except for the following change:

•                  Additional Annual Equity Award.  The annual award of shares of common stock made to each non-employee director will increase from $70,000 to $100,000 (the number of shares to be awarded to each non-employee director will be determined by dividing $100,000 by the VWAP of our common stock from the ten trading days preceding the grant date).

Based on the recommendation of FTI Consulting Inc. (“FTI Consulting”), the Compensation Committee’s independent compensation consultant, the Compensation Committee recommended and the Board approved the changes to our non-employee director compensation program for 2015.

We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at in-person board and committee meetings.  Non-employee directors do not receive any meeting fees for attending meetings of the Board or its committees.

The table below summarizes the compensation paid by us to our non-employee directors for 2014.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Bjorn R. L. Hanson	88,375		70,611	158,986
Thomas W. Storey	(2)		149,846	149,846
Wayne W. Wielgus	108,104		70,611	178,715
Jeffrey W. Jones	42,328	*	63,909	106,237
Kenneth J. Kay	43,840	*	63,909	107,749

*Mr. Jones and Mr. Kay were appointed to the Board on July 16, 2014.

(1)                                 The amount in the “Stock Awards” column reflects the aggregate grant date fair value, which has been calculated in accordance with FASB ASC Topic 718, of the stock awards granted to each of our non-employee directors in 2014. These stock awards are described in the table appearing below:

Grant Date	Grantee	Number of Shares (#)	Aggregate Grant Date Fair Value ($)	Reason for Grant
April 16, 2014	Thomas W. Storey	1,944	17,632	Election to receive stock in lieu of cash director fees
June 17, 2014	Bjorn R. L. Hanson	6,783	70,611	Annual equity award
June 17, 2014	Thomas W. Storey	6,783	70,611	Annual equity award
June 17, 2014	Wayne W. Wielgus	6,783	70,611	Annual equity award
June 17, 2014	Thomas W. Storey	2,120	22,069	Election to receive stock in lieu of cash director fees
July 21, 2014	Jeffrey W. Jones	5,984	63,909	Annual equity award
July 21, 2014	Kenneth J. Kay	5,984	63,909	Annual equity award
August 20, 2014	Thomas W. Storey	1,796	19,738	Election to receive stock in lieu of cash director fees
December 4, 2014	Thomas W. Storey	1,679	19,795	Election to receive stock in lieu of cash director fees

All shares of common stock granted to our non-employee directors in 2014 were fully vested on the grant date and were issued pursuant to our 2011 Plan.  The aggregate grant date fair value of the stock awards has been calculated based on the market value of our common stock on the date of grant.

(2)                                 Mr. Storey was entitled to receive an aggregate of $78,625 in director fees in 2014.  However, Mr. Storey elected to receive these fees in shares of our common stock in lieu of cash.  Accordingly, we issued an aggregate of 7,539 shares of our common stock to Mr. Storey on April 16, 2014, June 17, 2014, August 20, 2014 and December 4, 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section explains our executive compensation program as it relates to our “named executive officers” whose compensation information is presented in the tables following this discussion in accordance with SEC rules.  For 2014, our named executive officers include:

•                  Kerry W. Boekelheide, our Executive Chairman of the Board;

•                  Daniel P. Hansen, our President and Chief Executive Officer;

•                  Craig J. Aniszewski, our Executive Vice President and Chief Operating Officer;

•                  Stuart J. Becker, our former Executive Vice President, Chief Financial Officer and Treasurer, who resigned on May 28, 2014;

•                  Greg A. Dowell, our Executive Vice President, Chief Financial Officer and Treasurer, since October 1, 2014;

•                  Paul Ruiz, our Vice President and Chief Accounting Officer, who served as our Interim Chief Financial Officer from May 29, 2014 to October 1, 2014; and

•                  Christopher R. Eng, our Senior Vice President, General Counsel, Chief Risk Officer and Secretary.

Because Mr. Ruiz served as our Interim Chief Financial Officer in 2014, we have included his 2014 compensation in this discussion and analysis.  However, Mr. Ruiz does not participate in our executive compensation programs in general.

For 2014, our executive compensation program consisted of the following key elements:

•                  annual base salaries;

•                  incentive awards representing cash bonus opportunities;

•                  time-based restricted stock awards; and

•                  performance-based restricted stock awards.

Executive Summary

We are a self-managed hotel investment company with a focus primarily on acquiring and owning premium-branded, select-service hotels in the upscale and upper midscale segments of the U.S. lodging industry.  The experience, abilities and commitment of our named executive officers is fundamental in the achievement of our business goals and our ability to create stockholder value.  Accordingly, we believe that our executive compensation program should be designed to motivate our executives to manage our business to meet our near-, medium- and long-term objectives, including increasing shareholder value and reward them for the achievement of performance goals.

For 2014, the Compensation Committee evaluated our overall financial results and the contributions of each named executive officer to our overall company performance, including financial and non-financial performance.  The Compensation Committee also utilized its discretion and business judgment to evaluate the overall results and circumstances of the Company and make appropriate compensation decisions for 2014 and 2015.

2014 Performance Highlights

•                                          Same-store revenue per available room (“RevPAR”) increased by 9.7% as compared to 2013.

•                                          Adjusted funds from operations (“AFFO”) for the full year were $84.3 million or $0.97 per share as compared to our AFFO target of $0.88 per share.  A reconciliation of funds from operations (“FFO”) and AFFO to our GAAP net income for the year ended December 31, 2014 is set forth in Appendix A to this proxy statement.

•                                          Adjusted earnings before income taxes, depreciation and amortization (“Adjusted EBITDA”) increased to $127.9 million from $93.4 million in 2013, an increase of 36.9%. A reconciliation of earnings before income taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA to our GAAP net income for the year ended December 31, 2014 is set forth in Appendix A to this proxy statement.

•                                          We acquired 6 hotels comprising 990 guestrooms, for a total purchase price of $214.7 million in accordance with our strategic business plan to create long-term stockholder value.

2014 and 2015 Compensation Highlights

•                  For 2014, our cash incentive awards were based on achieving AFFO targets, RevPAR growth targets and hotel acquisition targets, as well as individual performance goals.  For 2014, cash incentive award payouts were paid at the maximum level for our named executive officers based on the achievement of company and individual performance goals.

•                  As a result of our 2014 total stockholder return (“TSR”) exceeding the SNL US Hotel REIT Index, certain tranches of previously issued performance-based restricted stock awards were earned.

•                  We continue to maintain several investor-friendly compensation policies, including stock ownership guidelines, compensation clawback, anti-hedging and anti-pledging policies and employment agreements with non-compete provisions, a double trigger requirement for any severance payouts in connection with a change-in-control and no excise tax gross-up payments.

•                  Our 2015 cash incentive awards are designed to be earned dependent upon performance measures based on achieving target AFFO per share, target same store RevPAR growth and target acquisition amounts for 2015, which we believe align this program with our Company’s overall strategic business goals.

•                  Our 2015 equity incentives continue to be primarily allocated to performance-based restricted stock awards that will only be earned upon the Company achieving TSR in excess of the SNL US Hotel REIT Index over a three year performance period ending December 31, 2017.

Stockholder Say-on-Pay Votes

At our 2014 annual meeting of stockholders, our stockholders had the opportunity to cast an annual advisory vote on executive compensation.  Over 97% of the votes cast on this “2014 say-on-pay vote” were voted in favor of the proposal.  We believe that the overwhelming support of our stockholders for the 2014 say-on-pay vote proposal indicates that our stockholders are supportive of our approach to executive compensation.

Objectives of Our Executive Compensation Program

Our executive compensation philosophy is designed to promote the following objectives:

•                  align the interest of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•                  motivate our executives to manage our business to meet our near-, medium- and long-term objectives and reward them for meeting these objectives and for exceptional performance;

•                  assist in attracting and retaining talented and well-qualified executives;

•                  be competitive with other lodging real estate investment trusts; and

•                  encourage executives to achieve meaningful levels of ownership of our stock.

Role of the Compensation Committee and Management

The Compensation Committee is charged with, among other things, the responsibility of reviewing executive officer compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our executive officers is fair, reasonable and competitive, taking into account our competitive position within our industry and our named executive officers’ level of expertise and experience in their positions.  The Compensation Committee’s primary responsibilities with respect to determining executive compensation are:

•                  setting performance targets under all annual bonus and long-term and management incentive compensation plans, including our 2011 Plan;

•                  verifying that performance targets used for any performance-based equity and non-equity compensation plans have been met before payment of any executive bonus or compensation and exercising discretion to ensure that our executives are compensated fairly and in line with our financial and non-financial performance;

•                  approving all amendments to, and terminations of, all compensation plans and any awards under such plans;

•                  granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers;

•                  approving which executive officers and other employees receive awards under our equity and incentive compensation plan(s), including the 2011 Plan;

•                  reviewing and approving annually the base salaries of our executive officers; and

•                  conducting an annual review of all compensation plans in which our executive officers participate and employment agreements between us and our executive officers.

The Compensation Committee reviews and considers the recommendations of Mr. Boekelheide, our Executive Chairman of the Board, and Mr. Hansen, our President and Chief Executive Officer, with respect to compensation decisions for all of our named executive officers.  The Compensation Committee makes all compensation decisions with regard to our named executive officers, including Mr. Boekelheide and Mr. Hansen.  The Compensation Committee believes it is valuable to consider the recommendations of Mr. Boekelheide and Mr. Hansen with respect to these matters because, given their knowledge of our operations and the day-to-day responsibilities of our executive officers, they are in a unique position to provide the Compensation Committee perspective into the performance of our executive officers in light of our business at a given point in time.

Role of the Compensation Consultant

For the development of our 2014 compensation program, the Compensation Committee retained FTI Consulting, Inc. (“FTI Consulting”), a nationally recognized compensation consulting firm, as its independent compensation consultant to review the appropriate compensation for our named executive officers as compared to other real estate companies, including our 2014 peer group, which is discussed below.  FTI Consulting provides the Compensation Committee with advisory services only with respect to executive compensation and works with management only at the request and under the direction of the Compensation Committee.  In setting executive compensation for 2014, the Compensation Committee instructed FTI Consulting to review the compensation components for the prior year’s program, advise the Compensation Committee on the appropriateness of the components of the prior year’s program and recommend changes for 2014.  FTI Consulting met regularly with the Compensation Committee and provided the Compensation Committee with executive compensation studies and independent analysis regarding executive compensation trends.  On May 28, 2014, the Compensation Committee, based on the recommendations of FTI Consulting, established the terms of our 2014 executive compensation program.  See “—Elements of 2014 Executive Compensation Program” below.

In making certain compensation decisions in 2014, the Compensation Committee relied on FTI Consulting to:

•                  assist in the selection of a group of peer companies;

•                  provide information on compensation paid by peer companies to their executive officers; and

•                  advise on appropriate levels of compensation.

Peer Group Information

In general, the Compensation Committee uses comparative data from various companies in certain peer groups as a guide in its review and determination of base salaries, annual cash bonuses and restricted stock awards.  During 2014, the Compensation Committee reviewed peer group data to assist in its determination regarding compensation for our named executive officers.  The Compensation Committee evaluated our performance and determined whether the compensation elements and levels that we provided in 2013 to our named executive officers were generally appropriate relative to the compensation elements and levels provided to their counterparts at our peer companies. However, the Compensation Committee does not target or benchmark compensation at any particular peer group percentile for any of our named executive officers (“NEOs”).

In 2014, the Compensation Committee, with the help of FTI Consulting, determined the composition and the criteria and data used in compiling our peer group list.  The 2014 executive compensation peer group consisted of 17 public REITs that primarily invest in hotels and four other select public REITs outside of the hotel sector that are comparable in terms of market capitalization size, executive team members and completed relatively recent IPOs and thus are in an early, high-volume growth stage that the Compensation Committee and FTI Consulting considered to be the most relevant peer group.  For purposes of making executive compensation decisions for 2014, our peer group consisted of the following companies:

Ashford Hospitality Trust, Inc.	Hudson Pacific Properties, Inc.
Campus Crest Communities, Inc.	LaSalle Hotel Properties
Chatham Lodging Trust	Pebblebrook Hotel Trust
Chesapeake Lodging Trust	RLJ Lodging Trust
Diamondrock Hospitality Company	Ryman Hospitality Properties, Inc.
Excel Trust, Inc.	STAG Industrial, Inc.
FelCor Lodging Trust Incorporated	Strategic Hotels & Resorts, Inc.
Hersha Hospitality Trust	Sunstone Hotel Investors, Inc.
Terreno Realty Corporation

In addition to the peer group listed above, due to the limited number of REITs with an executive chairman who does not also serve as the chief executive officer, a supplemental peer group was created for the sole purpose of determining Mr. Boekelheide’s compensation and included the following companies: Ashford Hospitality Trust, Inc.; CBL & Associates Properties, Inc.; DCT Industrial Trust, Inc.; Getty Realty Corporation; Hersha Hospitality Trust; Lexington Realty Trust; Pennsylvania Real Estate Investment Trust; Retail Opportunity Investments Corp.; RLJ Lodging Trust; and Weingarten Realty Investors.

Based on the compensation review completed in 2014, which included actual 2013 compensation of the Company’s peer group, our executive officers’ 2013 compensation was generally below the 25th percentile of the peer group, except for Mr. Boekelheide whose annual compensation was slightly above the 50th percentile of his peer group.  It is anticipated that our executive officers’ 2014 annual compensation will be at slightly higher peer group levels but still generally below the 50th percentile of the peer group.

Elements of 2014 Executive Compensation

2014 Annual Base Salary.  Base salaries are designed to provide a fixed level of compensation that serves as a retention tool.  Base salaries are reviewed annually by the Compensation Committee and are subject to annual increases at the discretion of the Compensation Committee.  In determining base salary increases for 2014, the Compensation Committee considered each executive officer’s individual performance and corporate performance, as well as our company’s overall performance, market conditions and competitive salary information for the peer group described above.  For 2014, base salaries paid to our named executive officers were as follows:

Named Executive Officer	2014 Base Salary	2013 Base Salary	Percentage Increase
Kerry W. Boekelheide	$436,000	$400,000	9.0%
Daniel P. Hansen	$450,000	$400,000	12.5%
Craig J. Aniszewski	$350,000	$325,000	7.7%
Greg A. Dowell	$350,000	N/A	N/A
Paul Ruiz	$225,000	N/A	N/A
Christopher R. Eng	$250,000	$165,000	51.5%

Mr. Eng’s base salary adjustment reflects a more meaningful increase that the Compensation Committee believed was appropriate as a result of his 2013 base salary being materially below peer group levels, his appointment as Senior Vice President and Chief Risk Officer and a substantial increase in his responsibilities since the beginning of 2013.

2014 Incentive Awards (Cash Bonuses).  The Compensation Committee approved incentive awards that were designed to provide the named executive officers (other than Messrs. Dowell, Ruiz and Becker) an opportunity to earn additional cash compensation based on the achievement of company-specific performance goals and the executive’s achievement of individual-specific performance goals.  On May 28, 2014, the Company entered into incentive award agreements with Mr. Boekelheide, Mr. Hansen, Mr. Aniszewski and Mr. Eng setting forth the terms and conditions of the incentive awards.

Under the incentive award agreements, the executives were entitled to cash payments based on the extent to which the Company and the executives achieved company-specific and individual-specific performance objectives.  The Compensation Committee evaluated performance and the incentive awards that were to be earned based on the Company achieving threshold, target and maximum levels of AFFO per share for 2014 (the “2014 AFFO Component”), the Company achieving threshold, target and maximum same store RevPAR growth for 2014 (the “2014 RevPAR Component”) and the Company achieving certain acquisition goals (the “2014 Acquisitions Component”) and based on the executive officer achieving certain individual-specific performance objectives (the “2014 Individual Component”).  The Compensation Committee, in consultation with FTI Consulting, determined that it would be appropriate to include additional performance metrics beyond AFFO for the 2014 incentive awards to better align the incentive compensation with our overall strategic business plan.

The Compensation Committee determined that the overall incentive award for each executive officer in 2014 would be based on corporate performance as measured in accordance with the following table:

Corporate Measure	Weight	Threshold	Target	Maximum
2014 AFFO Component	60%	$0.82 AFFO per share	$0.88 AFFO per share	$0.94 AFFO per share
2014 RevPAR Component	30%	4% RevPAR growth for our same store hotels	5% RevPAR growth for our same store hotels	6% RevPAR growth for our same store hotels
2014 Acquisitions Component	10%	$150,000,000 in hotel acquisitions	$175,000,000 in hotel acquisitions	$200,000,000 in hotel acquisitions

For purposes of the 2014 AFFO Component, AFFO was calculated as our net income or loss as set forth in our audited consolidated financial statements for the year ending December 31, 2014, excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of deferred financing costs and amortization of franchise royalty fees), as further adjusted to exclude hotel transaction and pursuit costs and such other items, including nonrecurring expenses, as the Compensation Committee determined appropriate and consistent with the purpose and intent of the incentive awards.  The 2014 RevPAR Component was calculated as a year over year comparison of RevPAR growth for our same store hotels (hotels owned for the entire year ended December 31, 2013 and the entire year ending December 31, 2014, excluding assets held for sale).  For purposes of the 2014 Acquisitions Component, it was calculated as the total combined gross purchase price of hotels acquired in 2014.

If any transactions occurred, the impact of the transactions on actual 2014 AFFO per share would be evaluated by the Compensation Committee and, in the Compensation Committee’s discretion, an appropriate adjustment could be made to the threshold, target and maximum levels of AFFO per share to give effect to the impact of the transactions.  No amount would be paid under the 2014 AFFO, RevPAR and Acquisitions Components if the threshold level of performance was not achieved.  No additional amounts could be paid under the 2014 AFFO, RevPAR and Acquisitions Components if actual performance exceeded the maximum level for each component.

For 2014, AFFO per share was $0.97.  A reconciliation of AFFO to our GAAP net income for the year ended December 31, 2014 is set forth in Appendix A to this proxy statement.  As a result of the Company’s 2014 performance, the 2014 AFFO Component of the incentive award was paid out in March 2015 to our named executive officers at the maximum level depicted below.

	Threshold ($0.82 AFFO per share)		Target ($0.88 AFFO per share)		Maximum ($0.94 AFFO per share)
	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout	% of Base Salary	Potential/Actual Payout
Kerry W. Boekelheide	45	$196,200	75	$327,000	105	$457,800
Daniel P. Hansen	60	$270,000	90	$405,000	120	$540,000
Craig J. Aniszewski	30	$105,000	45	$157,500	60	$210,000
Christopher R. Eng	21	$52,500	33	$82,500	45	$112,500

The executive officers could earn the target payout under the 2014 RevPAR Component if the Company’s actual 2014 RevPAR growth for its same store hotels was at least 5%.  Threshold performance would be achieved if the Company’s actual 2014 RevPAR growth for its same store hotels was at least 4%.  Maximum performance would be achieved if the Company’s actual 2014 RevPAR growth for its same store hotels was at least 6%.

For 2014, our same store hotel RevPAR growth was 9.7%.  As a result, the 2014 RevPAR Component of the incentive award was paid out in March 2015 to our named executive officers at the maximum level depicted below.

	Threshold (4% RevPAR growth)		Target (5% RevPAR growth)		Maximum (6% RevPAR growth)
	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout	% of Base Salary	Potential/Actual Payout
Kerry W. Boekelheide	22.5	$98,100	37.5	$163,500	52.5	$228,900
Daniel P. Hansen	30	$135,000	45	$202,500	60	$270,000
Craig J. Aniszewski	15	$52,500	22.5	$78,750	30	$105,000
Christopher R. Eng	10.5	$26,250	16.5	$41,250	22.5	$56,250

The executive officers could earn the target payout under the 2014 Acquisitions Component if the total combined gross purchase price of the Company’s 2014 hotel acquisitions was at least $175,000,000.  Threshold performance would be achieved if the total combined gross purchase price of the Company’s 2014 hotel acquisitions was at least $150,000,000.  Maximum performance would be achieved if the total combined gross purchase price of the Company’s 2014 hotel acquisitions was at least $200,000,000.

For 2014, the total combined gross purchase price of the Company’s 2014 hotel acquisitions was $214,700,000.  As a result, the 2014 Acquisitions Component of the incentive award was paid out in March 2015 to our named executive officers at the maximum level depicted below.

	Threshold $150,000,000		Target $175,000,000		Maximum $200,000,000
	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout	% of Base Salary	Potential/Actual Payout
Kerry W. Boekelheide	7.5	$32,700	12.5	$54,500	17.5	$76,300
Daniel P. Hansen	10	$45,000	15	$67,500	20	$90,000
Craig J. Aniszewski	5	$17,500	7.5	$26,250	10	$35,000
Christopher R. Eng	3.5	$8,750	5.5	$13,750	7.5	$18,750

In addition to the above-mentioned components, the Compensation Committee believed that individual performance should play a role in the cash compensation payable to each executive officer.  Accordingly, the Compensation Committee determined that each executive officer would have the opportunity to earn a cash payment based on the executive’s individual performance during 2014, with the maximum amount of the cash payment that could be earned under the individual performance component of the incentive award to be equal to 25% of the amount payable to each executive under the 2014 AFFO, RevPAR and Acquisitions Components at the target levels indicated in the tables above.  The amount, if any, earned under the 2014 Individual Component would be determined by the Compensation Committee, in its sole discretion, based on the Compensation Committee’s evaluation and assessment of the individual’s contributions to the Company during 2014.

The Compensation Committee established the individual performance metrics for the named executive officers in the second quarter of 2014.  In determining whether the 2014 Individual Component was earned, the Compensation Committee did not rely on any one particular objective or formula in determining appropriate short-term incentives, but rather on what the Compensation Committee considered to be value-added quantitative and qualitative goals in furtherance of the Company’s strategic goals.  No executive officer was guaranteed an award under the 2014 Individual Component and, if performance was unsatisfactory, no amounts would be paid under the component.

Certain of the named executive officers shared common objectives in 2014, including increasing the Company’s total enterprise value through certain strategic measures and enhancing internal controls, policies and procedures to the satisfaction of our auditors and Board.  The other objectives were personal to each executive officer and varied based upon the executive’s position and responsibilities as they related to the Company’s overall business plan.  A summary of each executive’s objectives are as follows:

•                  Mr. Boekelheide’s objectives primarily involved growing the Company’s total enterprise value and increasing same store gross operating profit (“GOP”) margin;

•                  Mr. Hansen’s objectives primarily involved growing the Company’s total enterprise value, identifying and underwriting potential hotel acquisitions and attending industry conferences and enhancing the Company’s investor relations programs;

•                  Mr. Aniszewski’s objectives primarily involved growing RevPAR at a minimum of 5% or maintaining a RevPAR index of 110% for same store hotels, increasing GOP margin and achieving targeted revenue flow through to gross profit; and

•                  Mr. Eng’s objectives primarily involved increasing the Company’s total enterprise value, maintaining and testing the functionality of the Company’s crisis management plan and developing uniform acquisition/disposition standard operating procedures.

For 2014, the Compensation Committee determined that each executive achieved his respective individual performance goals.  As a result, the 2014 Individual Component of the incentive award was paid to each executive in March 2015 in the following amounts: Mr. Boekelheide - $190,750; Mr. Hansen - $225,000; Mr. Aniszewski - $87,500; and Mr. Eng - $49,375.

2014 Equity Incentives: Time-Based Stock Awards.  The Compensation Committee approved time-based stock awards under the Company’s 2011 Equity Incentive Plan for each of our named executive officers (other than Messrs. Dowell, Ruiz and Becker) as follows:

•                  Mr. Boekelheide, 23,659 shares (the number of shares awarded was determined by dividing $225,000 (the fixed dollar amount of the award approved by the Compensation Committee)  by the VWAP of our common stock for the ten trading days preceding the grant date, or $9.51);

•                  Mr. Hansen, 57,834 shares (the number of shares awarded was determined by dividing $550,000 (the fixed dollar amount of the award approved by the Compensation Committee)  by the VWAP of our common stock for the ten trading days preceding the grant date, or $9.51);

•                  Mr. Aniszewski, 16,824 shares (the number of shares awarded was determined by dividing $160,000 (the fixed dollar amount of the award approved by the Compensation Committee)  by the VWAP of our common stock for the ten trading days preceding the grant date, or $9.51); and

•                  Mr. Eng, 5,258 shares (the number of shares awarded was determined by dividing $50,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten trading days preceding the grant date, or $9.51).

The shares covered by the time-based stock awards were granted to the executive officers on May 28, 2014.  The Company entered into stock award agreements with the executive officers, effective as of the grant date, setting forth the terms and conditions of the time-based stock awards.  The stock award agreements provide for vesting over a three year period as follows: 25% of the shares vested on May 27, 2015; 25% of the shares  vest on May 27, 2016; and 50% of the shares vest on May 27, 2017.

Except as described below, no shares of common stock covered by a time-based stock award will vest unless the executive remains in the continuous employ of the Company from the date of grant until the applicable vesting date.  However, all of the shares of common stock covered by a time-based stock award (if not sooner vested) will vest on a “control change date” (as defined in the 2011 Equity Incentive Plan) if the executive remains in the continuous employ of the Company from the date of grant until the control change date.  In addition, all of the shares of common stock covered by a time-based stock award (if not sooner vested), will vest on the date that the executive’s employment with the Company ends on account of the executive’s death or disability, if the executive’s employment is terminated without cause or if the executive resigns for good reason.

Any shares of common stock covered by a time-based stock award that have not vested as described above may not be transferred and will be forfeited on the date the executive’s employment with the Company terminates.  On and after the date of grant and prior to forfeiture of any shares covered by a time-based stock award, the executive will have the right to vote the shares of common stock covered by a time-based stock award and to receive, free of all restrictions, all dividends declared and paid on the Company’s common stock, whether or not vested.

2014 Equity Incentives: Performance-Based Stock Awards.  In addition, the Compensation Committee approved performance-based stock awards under the Company’s 2011 Plan for each of our named executive officers (other than Messrs. Dowell, Ruiz and Becker) as follows:

•                  Mr. Boekelheide, 42,061 shares (the number of shares awarded was determined by dividing $400,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.51);

•                  Mr. Hansen, 86,751 shares (the number of shares awarded was determined by dividing $825,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.51);

•                  Mr. Aniszewski, 25,237 shares (the number of shares awarded was determined by dividing $240,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.51); and

•                  Mr. Eng, 7,886 shares (the number of shares awarded was determined by dividing $75,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.51).

The shares of common stock covered by the performance-based stock awards were granted to the named executive officers on May 28, 2014.  The Company entered into stock award agreements with the executive officers, effective as of the grant date, setting forth the terms and conditions of the performance-based stock awards.  The stock award agreements provide for vesting based on the attainment of certain performance goals.  Pursuant to each stock award agreement:

•                  one-third of the shares of common stock covered by a performance-based stock award would have vested on January 1, 2015 if the Company’s TSR for the one-year period commencing January 1, 2014 and ending December 31, 2014 equaled or exceeded the return for the Index (as defined above) for the comparable period.  Based on the Company’s performance in 2014, these shares vested on January 1, 2015;

•                  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2016 if the Company’s TSR for the one-year period commencing January 1, 2015 and ending December 31, 2015 equals or exceeds the return for the Index for the comparable period;

•                  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2017 if the Company’s TSR for the one-year period commencing January 1, 2016 and ending December 31, 2016 equals or exceeds the return for the Index for the comparable period;

•                  two-thirds of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on January 1, 2016 if the Company’s two-year cumulative TSR for the two-year period commencing January 1, 2014 and ending December 31, 2015 equals or exceeds the total return for the Index for the comparable period;

•                  all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on January 1, 2017 if the Company’s three-year cumulative TSR for the three-year period commencing January 1, 2014 and ending December 31, 2016 equals or exceeds the total return for the Index for the comparable period;

•                  in the event of a Change in Control (as defined in the 2011 Equity Incentive Plan), all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on the control change date if the Company’s TSR (based on the change in control price) for the period that begins on January 1st of the year in which the control change date occurs and ends on the control change date equals or exceeds the total return for the Index for the comparable period; and

•                  all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on the date that the executive’s employment is terminated on account of the executive’s death, disability, termination without cause or voluntary termination for good reason.

Our TSR for the one-year period commencing January 1, 2014 and ending December 31, 2014 was 44.60% and the return for the Index for the comparable period was 31.99%.   As a result, one-third of the 2014 performance-based restricted shares of common stock and one-third of the previously issued 2012 performance-based restricted shares and one-third of the previously issued 2013 performance-based restricted shares vested on January 1, 2015.

If the total return for the Index and the Company’s TSR or Change in Control TSR are both negative for any performance measurement period, the shares of common stock covered by the performance-based stock award and subject to vesting for such performance measurement period will vest if the Company’s negative TSR or the Company’s negative Change in Control TSR, as applicable, is less than the Index’s negative total return.

For purposes of the performance-based stock awards, the Company’s TSR will be calculated on the same basis and use the same methodology used by SNL Financial LC to calculate the total return for the Index.  No shares of common stock covered by a performance-based stock award will vest unless the Compensation Committee determines that the applicable performance condition has been satisfied.

No shares of common stock covered by a performance-based stock award will vest unless the executive remains in the continuous employ of the Company from the date of grant until the date the shares vest as described above. In addition, all of the shares of common stock covered by a performance-based stock award (if not sooner vested), will vest on the date that the executive’s employment with the Company ends on account of the executive’s death or disability, if the executive’s employment is terminated without cause or if the executive resigns for good reason.

Any shares of common stock covered by a performance-based stock award that have not vested as described above may not be transferred and will be forfeited on the date the executive’s employment with the Company terminates.  All shares of common stock covered by a performance-based stock award that have not vested on or before January 1, 2017, in accordance with the terms of the stock award agreement, will be forfeited.

On and after the date of grant and prior to forfeiture of any shares of common stock covered by a performance-based stock award, the executive will have the right to vote the shares.  However, prior to vesting, any cash dividends on the non-vested shares will be accumulated but will not be paid to the executive during the applicable performance period.  Any accumulated and unpaid cash dividends on the shares of common stock covered by a performance-based stock award will be paid to the executive on the date the shares have vested in accordance with the stock award agreement. Any additional shares of common stock distributed as a dividend on the shares of common stock covered by a performance-based stock award will be subject to the same vesting conditions and transferability restrictions as the shares of common stock covered by the performance-based stock award and will be subject to risk of forfeiture.

Elements of 2015 Executive Compensation Program

On March 3, 2015, the Compensation Committee approved the elements of the 2015 executive compensation program for Messrs. Hansen, Dowell, Aniszewski and Eng.  On April 24, 2015, the Compensation Committee approved the elements of the 2015 executive compensation program for Mr. Boekelheide.  The key elements of the program are discussed below.

For the development of the 2015 program, the Compensation Committee retained FTI Consulting.  FTI Consulting provided the Compensation Committee with advisory services only with respect to executive compensation, and worked with management only at the request and under the direction of the Compensation Committee.  FTI Consulting reviewed the compensation components for the prior year’s program and advised the Compensation Committee on the appropriateness of those components. The Compensation Committee’s approval of the 2015 program was based on various factors, including, among others, recommendations made by FTI Consulting.

2015 Annual Base Salary.  For 2015, the base salaries to be paid to the Company’s executive officers are as follows:

•                  Mr. Boekelheide will be paid $443,000 (an increase of approximately 1.6% compared to the prior year);

•                  Mr. Hansen will be paid $575,000 (an increase of approximately 27.8% compared to the prior year);

•                  Mr. Dowell will be paid $360,000 (an increase of approximately 2.9% compared to the prior year);

•                  Mr. Aniszewski will be paid $375,000 (an increase of approximately 7.1%% compared to the prior year); and

•                  Mr. Eng will be paid $260,000 (an increase of approximately 4.0% compared to the prior year).

2015 Incentive Awards.  The Compensation Committee approved incentive awards that provide the executive officers an opportunity to earn additional cash compensation based on the achievement of a company-specific performance goals and the executive’s achievement of individual-specific performance goals.  As more fully described below, incentive awards that are earned will be settled in cash on or before March 15, 2016.  On March 3, 2015, the Company entered into incentive award agreements with Messrs. Hansen, Dowell, Aniszewski and Eng setting forth the terms and conditions of the incentive awards.  On April 24, 2015 entered into an incentive award agreement with Mr. Boekelheide setting forth the terms and conditions of the incentive award.

Under the incentive award agreements, the executives will be entitled to cash payments based on the extent to which company-specific performance goals have been achieved.  In the first quarter of 2016, the Compensation Committee will evaluate whether the company-specific performance goals have been achieved and the awards have been earned at the threshold, target or maximum level.  For 2015, the company-specific performance goals established by the Compensation Committee relate to:

•                  amounts of AFFO per share (the “2015 AFFO Component”);

•                  amounts of same store RevPAR growth (the “2015 RevPAR Component”); and

•                  hotel acquisitions completed by the Company (the “2015 Acquisitions Component”).

For purposes of the 2015 AFFO Component, AFFO per share will be calculated as the Company’s net income or loss as set forth in its audited consolidated financial statements for the year ending December 31, 2015, excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of deferred financing costs and amortization of franchise royalty fees), as further adjusted to exclude hotel transaction and pursuit costs and such other items, including nonrecurring expenses, as the Compensation Committee determines is appropriate and consistent with the purpose and intent of the incentive awards.  For purposes of the 2015 RevPAR Component, same store RevPAR growth will be calculated as a year over year comparison of RevPAR growth for the Company’s hotels owned for the entire year ended December 31, 2014 and the entire year ending December 31, 2015, excluding assets held for sale.  For purposes of the 2015 Acquisitions Component, the performance goals have been established with respect to the total combined gross purchase price of hotels acquired by the Company in 2015.

If any transactions occur, the impact the transactions on actual 2015 AFFO per share will be evaluated by the Compensation Committee, and in the Compensation Committee’s discretion, an appropriate adjustment may be made to the threshold, target and maximum levels of budgeted AFFO per share to give effect to the impact of those transactions.

No amount will be paid under the 2015 AFFO Component, the 2015 RevPAR Component or the 2015 Acquisitions Component if the threshold level of performance is not achieved. No additional amounts will be paid under the 2015 AFFO Component, 2015 the RevPAR Component or the 2015 Acquisitions Component if actual performance exceeds the maximum level of performance established by the Compensation Committee.

The following table sets forth the potential payout under the 2015 AFFO Component that each executive may earn at the threshold, target and maximum level of performance:

	Threshold		Target		Maximum
	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout
Kerry W. Boekelheide	45%	$199,350	75%	$332,250	105%	$465,150
Daniel P. Hansen	60%	$345,000	90%	$517,000	120%	$690,000
Greg A. Dowell	30%	$108,000	45%	$162,000	60%	$216,000
Craig J. Aniszewski	30%	$112,500	45%	$168,750	60%	$225,000
Christopher R. Eng	21%	$54,600	33%	$85,800	45%	$117,000

The following table sets forth the potential payout under the 2015 RevPAR Component that each executive may earn at the threshold, target and maximum level of performance:

	Threshold		Target		Maximum
	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout
Kerry W. Boekelheide	22.5%	$99,675	37.5	$166,125	52.5%	$232,575
Daniel P. Hansen	30%	$172,500	45%	$258,750	60%	$345,000
Greg A. Dowell	15%	$54,000	22.5%	$81,000	30%	$108,000
Craig J. Aniszewski	15%	$56,250	22.5%	$84,375	30%	$112,500
Christopher R. Eng	10.5%	$27,300	16.5%	$42,900	22.5%	$58,500

The following table sets forth the potential payout under the 2015 Acquisitions Component that each executive may earn at the threshold, target and maximum level of performance:

	Threshold		Target		Maximum
	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout
Kerry W. Boekelheide	7.5%	$33,225	12.5%	$55,375	17.5%	$77,525
Daniel P. Hansen	10%	$57,500	15%	$86,250	20%	$115,000
Greg A. Dowell	5%	$18,000	7.5%	$27,000	10%	$36,000
Craig J. Aniszewski	5%	$18,750	7.5%	$28,125	10%	$37,500
Christopher R. Eng	3.5%	$9,100	5.5%	$14,300	7.5%	$19,500

In addition, the Compensation Committee has determined that each executive officer will have the opportunity to earn a cash payment based on the executive’s individual performance during 2015, with the maximum amount of the cash payment that may be earned equal to 25% of each executive’s combined maximum incentive award under the AFFO Component, the RevPAR Component and the Acquisitions Component as indicated in the tables above (the “2015 Individual Performance Component”).  The amount, if any, earned under the 2015 Individual Performance Component will be determined by the Compensation Committee, in its sole discretion, based on the Compensation Committee’s evaluation and assessment of the individual’s contributions to the Company during 2015. The maximum potential payout under the 2015 Individual Performance Component for each executive officer is as follows: Mr. Boekelheide, $193,813; Mr. Hansen, $287,500; Mr. Dowell, $90,000; Mr. Aniszewski, $93,750; and Mr. Eng, $48,750.

In determining whether the 2015 Individual Performance Component has been earned, the Compensation Committee will not rely on any one particular objective or formula in determining appropriate short-term incentives, but rather on what the Compensation Committee considers to be value-added quantitative and qualitative goals in furtherance of the Company’s strategic goals.  No executive officer is guaranteed an award under the 2015 Individual Performance Component and, if performance is unsatisfactory, no amounts will be paid under the 2015 Individual Performance Component.

Except as discussed below, to receive payment under the any component of the 2015 incentive award, an executive officer must be employed by the Company on the date payment is made.  The executive officers will be entitled to receive (i) the pro rata amount of the 2015 AFFO Component, the 2015 RevPAR Component and the 2015 Acquisitions Component, if any, and (ii) the amount, if any, of the 2015 Individual Performance Component the Compensation Committee may determine is earned if the executive’s employment with the Company terminates or is terminated before December 31, 2015 on account of death or disability or on account of a termination without cause or a voluntary termination for good reason.

In addition, no payment will be made under any component of the incentive award until the Compensation Committee determines the amount that has been earned.  Any amount determined by the Compensation Committee to be payable under the incentive award will be paid as soon as practicable after the Compensation Committee’s determination of the amount to be paid.  The Compensation Committee will make the determination, and the payment, if any, will be made, on or before March 15, 2016.  Any amount payable under the incentive awards will be paid in a single cash payment, which will be reduced by applicable income and employment tax withholdings.

2015 Equity Incentives: Time-Based Stock Awards

The Compensation Committee approved time-based stock awards under the Company’s 2011 Plan as follows:

•                  Mr. Boekelheide, 16,930 shares (the number of shares awarded was determined by dividing $225,000 (the fixed dollar amount of the award approved by the Compensation Committee)  by the VWAP of our common stock for the ten trading days preceding the grant date, or $13.29);

•                  Mr. Hansen, 59,568 shares (the number of shares awarded was determined by dividing $800,000 (the fixed dollar amount of the award approved by the Compensation Committee)  by the VWAP of our common stock for the ten trading days preceding the grant date, or $13.43);

•                  Mr. Dowell, 18,615 shares (the number of shares awarded was determined by dividing $250,000 (the fixed dollar amount of the award approved by the Compensation Committee)  by the VWAP of our common stock for the ten trading days preceding the grant date, or $13.43);

•                  Mr. Aniszewski, 20,477 shares (the number of shares awarded was determined by dividing $275,000 (the fixed dollar amount of the award approved by the Compensation Committee)  by the VWAP of our common stock for the ten trading days preceding the grant date, or $13.43); and

•                  Mr. Eng, 4,840 shares (the number of shares awarded was determined by dividing $65,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten trading days preceding the grant date, or $13.43).

The time-based shares were issued on March 3, 2015 for Messrs. Hansen, Dowell, Aniszewski and Eng.  The time-based shares were issued on April 24, 2015 for Mr. Boekelheide.  The Company has entered into stock award agreements with the executive officers setting forth the terms and conditions of the time-based stock awards.  The stock award agreements for Messrs. Hansen, Dowell, Aniszewski and Eng provide for vesting over a three-year period as follows: 25% of shares will vest on March 9, 2016; 25% of the shares will vest on March 9, 2017; and 50% of the shares will vest on March 9, 2018.  The stock award agreement for Mr. Boekelheide provides for vesting over a three-year period as follows: 33% of shares will vest on April 24, 2016; 33% of the shares will vest on April 24, 2017; and 33% of the shares will vest on April 24, 2018.

Except as described below, no time-based shares will vest unless the executive remains in the continuous employ of the Company from the date of grant until the applicable vesting date.  However, all of the time-based shares (if not sooner vested) will vest on a “control change date” (as defined in the 2011 Plan) if the executive remains in the continuous employ of the Company from the date of grant until the control change date.  In addition, all of the time-based shares (if not sooner vested), will vest on the date that the executive’s employment with the Company ends on account of the executive’s death or disability or if the executive’s employment is terminated without cause or if the executive resigns for good reason.

Any time-based shares that have not vested as described above may not be transferred and will be forfeited on the date the executive’s employment with the Company terminates.  On and after the date of grant and prior to forfeiture of any time-based shares, the executive will have the right to vote the time-based shares and to receive, free of all restrictions, all dividends declared and paid on the Company’s common stock, whether or not vested.

2015 Equity Incentives: Performance-Based Stock Awards

The Compensation Committee approved performance-based stock awards under the Company’s 2011 Plan as follows:

•                 Mr. Hansen, 89,352 shares (the number of shares awarded was determined by dividing $1,200,000 (the fixed dollar amount of the award approved by the Compensation Committee)  by the VWAP of our common stock for the ten trading days preceding the grant date, or $13.43);

•                  Mr. Dowell, 27,923 shares (the number of shares awarded was determined by dividing $375,000 (the fixed dollar amount of the award approved by the Compensation Committee)  by the VWAP of our common stock for the ten trading days preceding the grant date, or $13.43);

•                  Mr. Aniszewski, 29,784 shares (the number of shares awarded was determined by dividing $400,000 (the fixed dollar amount of the award approved by the Compensation Committee)  by the VWAP of our common stock for the ten trading days preceding the grant date, or $13.43); and

•                  Mr. Eng, 7,446 shares (the number of shares awarded was determined by dividing $100,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten trading days preceding the grant date, or $13.43).

The performance-based shares were issued at the target level of performance, as discussed below, on March 3, 2015.  The number of performance-based shares issued on March 3, 2015 was determined by dividing the fixed dollar amount of the performance-based stock award at the target level of performance by the VWAP, or $13.43.  The Company has entered into stock award agreements with the above-named executive officers, effective as of March 3, 2015, setting forth the terms and conditions of the performance-based stock awards.

Pursuant to the stock award agreements, the performance-based shares will be earned based on the Company’s relative TSR compared to various peer group percentiles, which range from the 30th percentile for threshold performance, the 55th percentile for target performance and the 80th percentile for maximum performance.  Additional shares may be earned by the executive officers if performance exceeds the target level.  The performance-based shares (and any additional shares) will be earned over a three-year performance period that commenced on January 1, 2015 and will end on December 31, 2017 (the “Performance Period”).  In addition, a portion of the performance-based shares can be earned based on the Company’s absolute TSR as discussed below.  The peer group selected by the Compensation Committee consists of the constituent companies of the SNL US Hotel REIT Index for the entire Performance Period. If earned, the performance-based shares issued on March 3, 2015 will vest on January 1, 2018 and any additional shares will be issued on January 1, 2018 and will be fully vested as of the date of issuance.

The performance-based shares issued on March 3, 2015 will be earned as follows:

•                  for performance at the threshold level, if the Company’s TSR for the cumulative Performance Period equals the 30th percentile of the peer group, 25% of the performance-based shares issued on March 3, 2015 will be earned and will vest on January 1, 2018; and

•                  for performance at the target level, if the Company’s TSR for the cumulative Performance Period equals the 55th percentile of the peer group, 100% of the performance-based shares issued on March 3, 2015 will be earned and will vest on January 1, 2018.

The executives may earn additional shares if the Company’s relative TSR exceeds the target level.  If the Company’s TSR for the cumulative Performance Period exceeds the 55th percentile of the peer group, the Company will issue additional shares to the executive officers on January 1, 2018 and those shares will be fully vested as of the date of issuance.  Except as described in the immediately preceding sentence, no additional shares will be issued to the executives for performance that exceeds the maximum level of performance (if the Company’s TSR for the cumulative Performance Period exceeds the 80th percentile of the peer group).Linear interpolation will be applied for performance between the threshold and target levels and for performance between the target and maximum levels.

A portion of the performance-based shares can be earned, without duplication, based on the Company’s absolute TSR.  Accordingly, if the Company’s absolute TSR is equal to or greater than 8.5% per year (or 25.5% for the cumulative Performance Period), no less than 25% of the performance-based shares will be earned and will vest on January 1, 2018.

Except as described below, no performance-based shares will vest unless the executive remains in the continuous employ of the Company from the date of grant until January 1, 2018.  If a “change in control” (as defined in the 2011 Plan), occurs prior to the conclusion of the Performance Period, the performance-based shares, including any additional shares issuable for performance that exceeds the target level, will be earned based on the Company’s relative or absolute TSR performance up to the date of the change in control, and any shares so earned or issued (in the case of any additional shares) will be fully vested.  Under these circumstances, the executives will be entitled to receive any dividend equivalent payments to which they are entitled under the terms of the stock award agreements.

If an executive’s employment is terminated on account of death or disability, termination without cause or voluntary termination for good reason, the performance-based shares, including any additional shares issuable for performance that exceeds the target level, may be earned contingent upon the attainment of the relative or absolute TSR performance hurdles at the end of the Performance Period.  However, the number of performance-based shares, including any additional shares that may be issued for performance that exceeds the target level, earned by the executive and the amount of any dividend equivalent payments to which the executive is entitled pursuant to the terms of the stock award agreement will be reduced pro rata based on the amount of time the executive was employed by the Company during the Performance Period.

For purposes of the performance-based stock awards, the Company’s TSR will be calculated based on the ten-day volume weighted average price of the Company’s common stock ending on, and including, December 31, 2017, minus $12.44 (the closing sale price of the Company’s common stock on December 31, 2014), plus any dividends paid on the Company’s common stock during the Performance Period, all divided by $12.44.

Performance-based shares that have not been earned on or before January 1, 2018 in accordance with the terms of the stock award agreements will not vest or be issued (in the case of any additional shares issuable for performance that exceeds the target level) and such shares or the right to receive such shares (in the case of any additional shares issuable for performance that exceeds the target level) will be forfeited.

On and after the date of grant and prior to forfeiture of any of the performance-based shares, the executives will have the right to vote the shares that have been issued.  However, prior to vesting, any cash dividends on the performance-based shares that have not vested will be accumulated but will not be paid to the executives during the Performance Period.  Any accumulated and unpaid cash dividends on the performance-based shares will be paid to the executives on the date those shares vest in accordance with the terms of the stock award agreements. If any additional shares are issued for performance that exceeds the target level, the executives will receive a cash payment in the amount equal to the dividends that would have been paid on the additional shares if those shares had been issued on March 3, 2015.

2011 Equity Incentive Plan

We have adopted the 2011 Equity Incentive Plan, which became effective immediately prior to the completion of our IPO.  This plan provides for the grant to employees and consultants of our company and our operating partnership (and their respective subsidiaries) and directors of our company of stock options, restricted stock, stock appreciation rights, LTIP units, dividend equivalents, restricted stock units and other stock-based awards.  We have reserved a total of 2,318,290 shares of our common stock for issuance pursuant to the 2011 Equity Incentive Plan, subject to certain adjustments as set forth in the plan.  As of April 28, 2015, 1,131,664 shares of our common stock had been granted under the plan, 893,000 shares of our common stock were issuable pursuant to stock options granted under the plan and 293,626 shares of our common stock remained available for future grants under the plan.

Other Benefits; 401(k) Plan

We provide benefits such as medical, dental and life insurance and disability coverage for all of our employees, including our named executive officers.  We also provide personal paid time off and other paid holidays to all employees, including the named executive officers.  We believe that our employee benefit plans are an appropriate element of compensation and are necessary to attract and retain employees.

We maintain a retirement savings plan under section 401(k) of the Internal Revenue Code to cover our eligible employees.  We currently match 100% of each eligible participant’s contributions, within prescribed limits, up to 3% of such participant’s tax-deferred contributions and 50.0% of up to 2% of the participant’s additional contributions.  In addition, we reserve the right to make additional discretionary contributions on behalf of eligible participants.  In 2014, Messrs. Boekelheide, Hansen, Aniszewski, Becker and Eng each received $10,400 in matching contributions.

In 2014, we reimbursed Mr. Eng a total of $32,138 in relocation expenses related to his move to Austin, Texas.

On June 16, 2014, in connection with Mr. Becker’s resignation, the Company entered into a severance and release agreement with Mr. Becker (the “Agreement”).  The Agreement provided for a severance payment to Mr. Becker in the gross amount of $348,289, payment for up to twelve months of COBRA premiums and accelerated vesting of all previously awarded restricted shares of common stock and options.  In 2014, Mr. Becker received $10,111 as COBRA premium reimbursements.

In March 2015, the Compensation Committee approved and we paid discretionary cash bonuses to Messrs. Dowell and Ruiz for services provided in 2014.  Each of these executives was paid $75,000 pursuant to these bonuses.

Employment Agreements

To specify our expectations with regard to our executive officers’ duties and responsibilities and to provide greater certainty with regard to the amounts payable to our executive officers in connection with certain terminations or change in control events, the Board has approved and we have entered into employment agreements with each of our executive officers.  The employment agreements are described in more detail under “—Employment Agreements,” and “—Potential Payments Upon Termination or Change in Control” below.

Tax Deductibility of Executive Compensation

The Compensation Committee considers the anticipated tax treatment to the company and the executive officers in its review and establishment of compensation programs and payments.  The deductibility of some types of compensation payments can depend upon the timing of the executive’s vesting or exercise of previously granted rights.  Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the committee’s control, also can affect deductibility of compensation.  The Compensation Committee’s general policy is to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals.  Accordingly, the compensation committee has not adopted a policy that all compensation must be deductible.

Accounting Standards

FASB ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards.  Grants of equity awards under our 2011 Plan will be accounted for under FASB ASC Topic 718.  The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs.  As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Risk Considerations in our Executive Compensation Program

The Compensation Committee has assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us.  As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual bonus opportunities, equity compensation and severance arrangements.  Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program.  Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to the Compensation Committee.

Stock Ownership Guidelines for Executive Officers

We have adopted stock ownership guidelines for our executive officers, including our named executive officers.  For more information, please see “Corporate Governance Matters—Stock Ownership Guidelines.”

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our named executive officers for the fiscal year ended December 31, 2014.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Kerry W. Boekelheide Executive Chairman of the Board	2014 2013 2012	436,000 400,000 380,000	— — —	531,805 537,498 498,741	— — —	899,250 325,000 356,250	10,400 — —	1,877,455 1,262,498 1,234,991
Daniel P. Hansen President and CEO	2014 2013 2012	450,000 400,000 350,000	— — —	1,185,597 1,074,297 459,370	— — —	1,068,750 325,000 328,125	10,400 — —	2,714,747 1,799,297 1,137,495
Craig J. Aniszewski EVP and COO	2014 2013 2012	350,000 325,000 300,000	— — —	344,899 236,631 295,305	— — —	415,625 210,938 210,938	10,400 132,650 —	1,120,924 905,219 806,243
Stuart J. Becker Former EVP, CFO and Treasurer*	2014 2013 2012	158,706 325,000 250,000	— — —	437,302 409,378 246,089	69,586 — —	— 123,438 175,781	362,800 144,633 —	1,028,394 1,002,449 671,870
Greg A. Dowell EVP, CFO and Treasurer**	2014 2013 2012	87,500 — —	75,000 — —	— — —	— — —	— — —	— — —	162,500 — —
Paul Ruiz Former Interim CFO, VP and CAO***	2014 2013 2012	225,000 — —	75,000 — —	— — —	— — —	— — —	5,476 — —	305,476 — —
Christopher R. Eng VP, General Counsel and Secretary	2014 2013 2012	250,000 165,000 140,000	— — 70,000	107,782 99,994 —	— — —	221,875 82,500 —	42,538 — —	622,195 347,494 210,000

*Mr. Becker resigned from his position as Executive Vice President and Chief Financial Officer on May 27, 2014.

**Mr. Dowell was appointed Executive Vice President, Chief Financial Officer and Treasurer on October 1, 2014.

***Mr. Ruiz acted as Interim Chief Financial Officer from May 28, 2014 until October 1, 2014.

(1)   Amounts in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of time-based and performance-based stock awards granted in 2014 to Messrs. Boekelheide, Hansen, Aniszewski and Eng under our 2011 Plan.  For Mr. Becker, the amount in this column reflects the incremental fair value of time-based and performance-based stock awards granted to Mr. Becker in 2012 and 2013 and modified in June 2014 in connection with his resignation.  The severance and release agreement between us and Mr. Becker described under the heading “—Severance and Release Agreement with Mr. Becker” provided for accelerated vesting of all unvested stock awards previously granted to Mr. Becker.  On the effective date of the severance and release agreement, the restrictions lapsed on 23,035 shares of common stock subject to time-based restricted stock awards and 45,551 shares of common stock subject to performance-based restricted stock awards.  According to SEC Rules, the incremental fair value of the modified stock awards granted to Mr. Becker is reported using the value on the modification date.  The assumptions used in calculating these amounts are discussed in Note 2 (“Summary of Significant Accounting Policies — Equity Based Compensation”) and Note 16 (“Equity-Based Compensation”) to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)   Amounts in this column represent the incremental fair value, computed in accordance with FASB ASC Topic 718 as of the modification date, of stock options granted to Mr. Becker under our 2011 Plan in February 2011 and modified in June 2014 in connection with his resignation.  The severance and release agreement between us and Mr. Becker described under the heading “—Severance and Release Agreement with Mr. Becker” provided for accelerated vesting of all option awards previously granted to Mr. Becker.  On the effective date of the severance and release agreement, options to purchase 18,800 shares of common stock vested.  For more information regarding the assumptions made by us in the valuation of these modified stock options, see Note 2 (“Summary of Significant Accounting Policies — Equity Based Compensation) and Note 16 (“Equity-Based Compensation”) to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)   Amounts in this column represent aggregate cash payouts pursuant to the corporate performance component(s) and the individual performance component of the cash incentive awards granted in 2014 to our named executive officers under our 2011 Plan.

(4)   For 2014, the amounts in the “All Other Compensation” column include the following: (i) contributions made by us to each of our name executive officers 401(k) defined contribution plan in the following amounts: Mr. Boekelheide — $10,400; Mr. Hansen — $10,400; Mr. Aniszewski — $10,400; Mr. Becker — $10,400  and Mr. Eng — $10,400; (ii) moving expenses in the amount of $32,138 reimbursed by us to Mr. Eng in connection with his relocation from Sioux Falls, South Dakota to Austin, Texas; (iii) a cash severance payment made to Mr. Becker in the gross amount of $342,289 and COBRA continuation health coverage premiums paid by us for the benefit of Mr. Becker in the aggregate amount of $10,111, all of which were paid pursuant to the terms of the severance and release agreement we entered into with Mr. Becker in June 2014 in connection with his resignation.  For more information, see the information appearing later in this proxy statement under the caption “— Severance and Release Agreement with Mr. Becker.”  For 2013 and 2012, amounts in the “All Other Compensation Column” exclude contributions made by us to each of our named executive officer’s 401(k) defined contribution plans.  The amounts contributed by us in 2013 were as follows: Mr. Boekelheide — $10,200; Mr. Hansen — $10,200; Mr. Aniszewski — $10,200; Mr. Becker — $10,200; and Mr. Eng — $9,394.  The amounts contributed by us in 2012 were as follows: Mr. Boekelheide — $17,680; Mr. Hansen — $17,680; Mr. Aniszewski — $17,680; Mr. Becker — $17,680; and Mr. Eng — $12,874.

Grants of Plan-Based Awards

The table below sets forth information with respect to plan-based awards granted in 2014 to our named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock (#)	Options (#)	Awards ($/Share)	Awards ($)(5)
Kerry W. Boekelheide	5/28/14(1)	327,000	545,000	763,000
	5/28/14(2)	—	136,250	—
	5/28/14(3)				—	42,061	—				299,474
	5/28/14(4)							23,659			232,331
Daniel P. Hansen	5/28/14(1)	450,000	675,000	900,000
	5/28/14(2)	—	168,750	—
	5/28/14(3)				—	86,751	—				617,667
	5/28/14(4)							57,834			567,930
Craig J. Aniszewski	5/28/14(1)	175,000	262,500	350,000
	5/28/14(2)	—	65,625	—
	5/28/14(3)				—	25,237	—				179,687
	5/28/14(4)							16,824			165,212
Christopher R. Eng	5/28/14(1)	87,500	137,500	187,500
	5/28/14(2)		34,375
	5/28/14(3)				—	7,886	—				56,148
	5/28/14(4)							5,258			51,634
Stuart J. Becker	6/19/14(6)								18,800	9.75	69,586
	6/19/14(6)							23,035			127,775
	6/19/14(6)							45,551			309,527

(1)             Represents the AFFO Component, RevPAR Component and Acquisitions Component of the incentive award granted in 2014 to each named executive officer under our 2011 Plan.  For each executive, the incentive award was earned at the maximum level and was paid out in cash in March 2015, except as otherwise detailed below.  For more information, see “—Compensation Discussion and Analysis—Elements of 2014 Executive Compensation—2014 Incentive Awards.”

(2)             Represents the individual performance component of the incentive award granted in 2014 to each named executive officer under our 2011 Plan.  The individual performance component provided only for a single payout if earned.  For more information, see “—Compensation Discussion and Analysis—Elements of 2014 Executive Compensation—2014 Incentive Awards.”

(3)             Represents performance-based restricted stock awards granted to our named executive officers on May 28, 2014 under our 2011  Plan.  The performance-based restricted stock awards vest as follows:

•                    one-third of the shares vest on January 1, 2015 if our TSR for the one-year period commencing January 1, 2014 and ending December 31, 2014 equals or exceeds the return for the SNL U.S. REIT Hotel Index (the “Index”) for the comparable period;

•                    one-third of the shares vest on January 1, 2016 if the Company’s TSR for the one-year period commencing January 1, 2015 and ending December 31, 2015 equals or exceeds the return for the Index for the comparable period;

•                    one-third of the shares vest on January 1, 2017 if the Company’s TSR for the one-year period commencing January 1, 2016 and ending December 31, 2016 equals or exceeds the return for the Index for the comparable period;

•                    two-thirds of the shares (reduced by the number of shares that have already vested) vest on January 1, 2016 if the Company’s two-year cumulative TSR for the two-year period commencing January 1, 2014 and ending December 31, 2015 equals or exceeds the total return for the Index for the comparable period;

•                    all of the shares (reduced by the number of shares that have already vested) vest on January 1, 2017 if the Company’s three-year cumulative TSR for the three-year period commencing January 1, 2014 and ending December 31, 2016 equals or exceeds the total return for the Index for the comparable period;

•                    in the event of a Change in Control (as defined in the 2011 Plan), all of the shares (reduced by the number of shares that have already vested) vest on the control change date if the Company’s TSR (based on the change in control price) for the period that begins on January 1st of the year in which the control change date occurs and ends on the control change date equals or exceeds the total return for the Index for the comparable period; and

•                    all of the shares (reduced by the number of shares that have already vested) vest on the date that the executive’s employment is terminated on account of the executive’s death, disability, termination without cause or voluntary termination for good reason.

Our TSR for the one-year period commencing January 1, 2014 and ending December 31, 2014 was 44.60% and the return for the Index for the comparable period was 31.99%.   As a result, one-third of the 2014 performance-based restricted shares of common stock and one-third of the previously issued 2012 performance-based restricted shares and one-third of the previously issued 2013 performance-based restricted shares vested on January 1, 2015.

(4)             Represents time-based restricted stock awards granted to our named executive officers on May 28, 2014 under our 2011 Plan.  The time-based restricted stock awards vest over a three year period as follows:

•                    25% of the shares vest on May 27, 2015;

•                    25% of the shares vest on May 27, 2016; and

•                    50% of the shares vest on May 27, 2017.

For more information, see “—Compensation Discussion and Analysis—Elements of 2014 Executive Compensation—2014 Equity Incentives: Time-Based Stock Awards.”

(5)             Represents the aggregate grant date fair value of the performance-based stock awards and the time-based stock awards granted to our named executive officers on May 28, 2014 under our 2011 Plan.  The amounts have been computed in accordance with FASB ASC Topic 718.  For more information regarding our assumptions made in the valuation of these stock awards, see Note 2 and Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(6)             Represents modified option awards and modified stock awards (time-based and performance-based).  The grant date fair value of the modified equity awards is equal to the incremental fair value of the modified awards, which has been calculated in accordance with ASC 718 as of the modification date. The assumptions used in calculating these amounts are discussed in

Note 2 and Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.  See footnotes (1) and (2) to the Summary Compensation Table for more information.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded to our named executive officers, are described above under “—Compensation Discussion and Analysis.”

Messrs. Dowell and Ruiz did not receive any equity awards in 2014.  Except for the modified equity awards described elsewhere, Mr. Becker did not receive any equity grants in 2014.

Pursuant to the severance and release agreement that we entered into with Mr. Becker in June 2014, option awards that we granted to Mr. Becker in February and all time-based and performance-based stock awards that we granted to Mr. Becker in 2012 and 2013 were modified in June 2014 in connection with his resignation.  As modified, the vesting of these equity awards was accelerated so that they became fully vested on the modification date, June 19, 2014.  The incremental fair value of Mr. Becker’s modified equity awards as of the modification date is reflected in the Grants of Plan-Based Awards Table and the Summary Compensation Table for 2014.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information with respect to outstanding equity awards held by the named executive officers as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kerry W. Boekelheide	225,600	150,400	9.75	2/13/21	41,657	518,213	112,195	1,395,706
Daniel P. Hansen	141,000	94,000	9.75	2/13/21	93,829	1,167,233	197,377	2,455,370
Craig J. Aniszewski	141,000	94,000	9.75	2/13/21	24,823	308,798	60,168	748,490
Christopher R. Eng	—	—	—	—	9,157	113,913	14,818	184,336

(1)         The closing sale price of our common stock on the NYSE on December 31, 2014 was $12.44.

As of December 31, 2014, no equity awards had been granted to Messrs. Dowell and Ruiz, and Mr. Becker was no longer employed by us in any capacity.

Option Exercises and Stock Vested

During 2014, the named executive officers (other than Mr. Becker) did not exercise any stock options that we granted to them upon completion of our IPO in February 2011. The following tables set forth information regarding stock vesting and option award exercising during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kerry W. Boekelheide	—	—	24,315	283,282
Daniel P. Hansen	—	—	28,868	320,725
Craig J. Aniszewski	—	—	13,511	159,546
Christopher R. Eng	—	—	1,300	12,012
Stuart J. Becker	47,000	45,590	73,252	766,697

Employment Agreements

We entered into new employment agreements, effective as of May 28, 2014, with Mr. Boekelheide, Mr. Hansen, Mr. Aniszewski and Mr. Eng.  We entered into an employment agreement, effective as of October 1, 2014, with Mr. Dowell.  We also entered into an employment agreement with Mr. Ruiz on March 3, 2015.  The prior employments agreements with Mr. Boekelheide, Mr. Hansen and Mr. Aniszewski and the prior severance agreement with Mr. Eng expired pursuant to their terms in February 2014.  We believe that the terms of the employment agreements, including Mr. Dowell’s and Mr. Ruiz’s, provide these executives with day-to-day employment stability and enable them to properly focus their attention on their duties and responsibilities with the company, thereby promoting productivity.  The following is a summary of the material terms of the new employment agreements.

The employment agreements have a term of three years for Mr. Boekelheide and Mr. Hansen and one year for Mr. Aniszewski and Mr. Eng.  Mr. Dowell’s agreement expires May 28, 2016 and Mr. Ruiz’s employment agreement expires on May 27, 2016 to coincide with the termination dates of Messrs. Aniszewski and Eng’s employment agreements.  Each employment agreement provides for automatic one-year extensions thereafter, unless either party provides at least thirty days’ notice of non-renewal.

The employment agreements for Messrs. Hansen, Aniszewski, Dowell, Eng and Ruiz require each executive officer to devote substantially all of his business time to our affairs.  Mr. Boekelheide’s agreement requires him to devote sufficient amounts of his time, attention and efforts to our business, as the Board has determined that Mr. Boekelheide may pursue outside business interests that do not conflict with our business.

The employment agreements provide for:

•                  an annual base salary of $436,000 for Mr. Boekelheide (during the first 12 months of the initial term of his employment agreement and thereafter his annual base salary will be determined by the Board or the Compensation Committee), $450,000 for Mr. Hansen, $350,000 for Mr. Aniszewski, $350,000 for Mr. Dowell, $250,000 for Mr. Eng and $260,000 for Mr. Ruiz, which, in the case of Messrs. Hansen, Aniszewski, Dowell, Eng and Ruiz, is subject to increase on an annual basis in the discretion of the Compensation Committee;

•                  eligibility for an annual cash performance bonus based on the satisfaction of performance goals and other requirements established by the Compensation Committee, which will be earned on account of achieving a “target” level of performance (as established by the Compensation Committee) and will not be less 125% of Mr. Boekelheide’s then current base salary, 150% of Mr. Hansen’s then current base salary, 75% of Mr. Aniszewski’s then current base salary, 75% of Mr. Dowell’s then current base salary, 55% of Mr. Eng’s then current base salary and 55% of Mr. Ruiz’s then current base salary;

•                  participation in our 2011 Equity Incentive Plan, as well as other incentive, savings and retirement plans applicable generally to our senior executives; and

•                  participation in Company benefit plans, in which other executive level employees are eligible to participate.

The employment agreements provide that, in the event the executive’s employment with us ends on account of a “termination without cause” or a “voluntary termination for good reason” (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•                  all outstanding options, shares of restricted stock and other equity awards granted to the executive will be vested and exercisable as of the termination date and outstanding options, stock appreciation rights and similar equity awards granted to the executive will remain exercisable until their stated expiration date as if the executive’s employment had not terminated;

•                  all outstanding options, shares of restricted stock and other equity awards granted  will continue to be governed by the terms and conditions of the agreements evidencing such awards;

•                  the executive will be paid an amount equal to the product of the “severance multiple” (as defined below) and his then-current base salary;

•                  the executive will be paid an amount equal to the product of the severance multiple and his then target annual bonus;

•                  the executive will be paid a pro-rated bonus for the then-current fiscal year based on the annual bonus he earned for the fiscal year ended prior to his termination;

•                  the executive will be reimbursed for premiums paid by the executive for COBRA coverage for the executive and his eligible dependents for twelve months following termination;

The “severance multiple” is three times for Mr. Boekelheide and Mr. Hansen and one and one-half times for Mr. Aniszewski, Mr. Dowell, Mr. Eng and Mr. Ruiz.  The severance multiple is two times for Mr. Aniszewski, Mr. Dowell, Mr. Eng and Mr. Ruiz in the event the executive’s employment with us ends on account of a termination without cause or a voluntary termination for good reason after a change in control or if the executive’s employment with us ends on account of a termination without cause within 90 days before a change in control.

The cash severance benefits will be paid in monthly installments over 36 months (in the case of Mr. Boekelheide and Mr. Hansen) or over 18 months (in the case of Mr. Aniszewski, Mr. Dowell, Mr. Eng and Mr. Ruiz).  However, if a termination without cause or voluntary termination for good reason occurs within two years after a change in control, the cash severance benefits will be paid in two installments (if the executive is a “specified employee” under Section 409A of the Internal Revenue Code) or in a single lump sum (if the executive is not a “specified employee”).

The employment agreements do not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code.  Instead, the employment agreements provide that the severance and any other payments or benefits that are treated as parachute payments under the Internal Revenue Code will be reduced to the maximum amount that can be paid without an excise tax liability.  The parachute payments will not be reduced, however, if the executive will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by the executive).

Each employment agreement also provides that in the event the executive’s employment is terminated for any reason other than a termination by us without cause or by the executive for good reason, including upon the executive’s death or disability, the executive is entitled to receive a standard termination benefit, which consists of the executive’s earned but unpaid compensation up to the termination date and any benefits due under the terms of our employee benefit plans.

The employment agreements also contain standard confidentiality, non-competition, non-solicitation and non-disparagement covenants.  These covenants are subject to certain exceptions, including an exception that would permit Mr. Boekelheide to pursue outside business interests that do not conflict with our business if such outside business pursuits have been approved in advance by the Board.

Pursuant to the terms of the employment agreements, the executives have acknowledged and agreed that any incentive compensation, whether payable in cash or equity (but excluding amounts that vest or become payable solely on account of continued employment or service) that is payable under the employment agreements or under any other agreement or any plan or arrangement is subject to recoupment or repayment if such action is required under applicable law or the terms of any “clawback” policy that we adopt in the future, provided such policy is in effect on the date such incentive compensation or benefit was paid.

Potential Payments Upon Termination or Change in Control

The table below reflects the amount of compensation that our named executive officers (other than Mr. Becker who resigned effective as of May 27, 2015) would be entitled to receive under their employment agreements.  The amounts shown assume that such termination was effective as of December 31, 2014, and are only estimates of the amounts that would be paid out to such executives upon termination of their employment.  In addition, the amounts shown for Mr. Ruiz assume that the employment agreement we entered into with him in March 2015 was in effect on December 31, 2104.  The actual amounts to be paid out can only be determined at the time of such executive’s separation from the company.  In the event of a termination by the company for cause or by the executive without good reason, including in connection with a change in control, such executive would not be entitled to any of the amounts reflected in the table and would only be entitled to the standard termination benefits provided under their employment agreements.  Mr. Becker’s severance benefits are discussed below under “—Severance and Release Agreement with Mr. Becker.”

	Termination Without Cause or Voluntary Termination for Good Reason (No Change in Control)	Termination Without Cause or Voluntary Termination for Good Reason (Change in Control)	Death or Disability(1)
Kerry W. Boekelheide
Cash Severance Payment(2)	$3,842,250	$3,842,250	—
Medical/Welfare Benefits(3)	$2,460	$2,460	—
Acceleration of Equity Awards(4)	$2,318,495	$2,318,495	$2,318,495
Total(5)	$6,163,205	$6,163,205	$2,318,495
Daniel P. Hansen
Cash Severance Payment(2)	$4,443,750	$4,443,750	—
Medical/Welfare Benefits(3)	$22,920	$22,920	—
Acceleration of Equity Awards(4)	$3,875,463	$3,875,463	$3,875,463
Total(5)	$8,342,133	$8,342,133	$3,875,463
Craig J. Aniszewski
Cash Severance Payment(2)	$1,129,688	$1,640,625	—
Medical/Welfare Benefits(3)	$15,324	$15,324	—
Acceleration of Equity Awards(4)	$1,310,148	$1,310,148	$1,310,148
Total(5)	$2,455,160	$2,966,097	$1,310,148
Greg A. Dowell
Cash Severance Payment(2)	$993,750	$1,300,000	—
Medical/Welfare Benefits(3)	$18,864	$18,864	—
Acceleration of Equity Awards(4)	—	—	—
Total(5)	$1,012,614	$1,318,864	—
Christopher R. Eng
Cash Severance Payment(2)	$803,125	$996,875	—
Medical/Welfare Benefits(3)	$16,260	$16,260	—
Acceleration of Equity Awards(4)	$298,249	$298,249	$298,249
Total(5)	$1,117,634	$1,311,384	$298,249
Paul Ruiz
Cash Severance Payment(2)	$745,000	$919,375	—
Medical/Welfare Benefits(3)	$19,764	$19,764	—
Acceleration of Equity Awards(4)	—	—	—
Total(5)	$764,764	$939,139	—

(1)         A termination of the executive officer’s employment due to death or disability entitles the executive officer to benefits under our life insurance and disability insurance plans.  In addition, outstanding stock options that have not yet vested and outstanding stock awards that have not yet vested immediately vest upon the executive officer’s termination of employment due to death or disability.

(2)         The amounts shown in this row do not include any accrued salary, earned but unpaid bonuses, accrued but unused vacation pay or the distribution of benefits from any tax-qualified retirement or 401(k) plan.  Those amounts are payable to our named executive officers upon any termination of their employment, including a termination with cause and a voluntary termination without good reason.

(3)         The amounts shown in this row are estimates of the cash payments to be made under the applicable employment agreement based on the annual premiums to be paid by us for health care, life and disability insurance and other benefits expected to be provided to each executive officer.

(4)         The amounts in this row do not include the acceleration of equity awards granted to the named executive officer after December 31, 2014.  In the event of a change in control, outstanding stock options that have not yet vested and stock awards that have not yet vested would generally become fully vested regardless of whether the executive’s employment is terminated.  In accordance with SEC guidance, the value of each option that is accelerated upon the triggering events shown in this table is equal to the spread between the exercise price and the per-share market price of the Company’s common stock on December 31, 2014.

(5)         The employment agreements with our named executive officers do not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Code.  The employment agreements instead provide that the severance and any other payments or benefits that are treated as parachute payments under the Code will be reduced to the maximum amount that can be paid without an excise tax liability.  The parachute payments will not be reduced, however, if the executive will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by the executive).  The amounts shown in the table assume that the executive officer will receive the total or unreduced benefits.

Severance and Release Agreement with Mr. Becker

In connection with Mr. Becker’s resignation and in consideration of his release of claims against us, on June 16, 2014, we company entered into a severance and release agreement with Mr. Becker. The agreement became effective on June 19, 2014 and provided for Mr. Becker’s resignation effective as of May 27, 2014.  The agreement also provided for the following: (i) a release by Mr. Becker of all claims against us, our affiliates and other parties; (ii) a covenant by Mr. Becker not to solicit our employees for employment for a period of one year, and confidentiality and non-disparagement covenants; (iii) a severance payment to Mr. Becker in the gross amount of $348,289 (equal to Mr. Becker’s 2013 base salary plus payment for all accrued and unused vacation), less applicable payroll deductions, which was paid in June 2014; (iv) payment to Mr. Becker for up to twelve months of COBRA premiums; and (v) accelerated vesting of all restricted shares of common stock and options previously awarded to Mr. Becker.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the compensation discussion and analysis appearing under the heading “Executive Compensation” of this proxy statement (“CD&A”) with management of the Company.  Based on the Compensation Committee’s review of the CD&A and the Compensation Committee’s discussions of the CD&A with management, the Compensation Committee recommended to the Board (and the Board has approved) that the CD&A be included in the Company’s proxy statement on Schedule 14A prepared in connection with the Annual Meeting.

Compensation Committee of the Board:
Kenneth J. Kay (Chair)
Bjorn R. L. Hanson
Jeffrey W. Jones
Thomas W. Storey
April 28, 2015

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, in accordance with the Audit Committee charter.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and discussed with management the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Audit Committee also reviewed and discussed with management the Company’s year-end earnings release.

The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  In addition, the Audit Committee has discussed with the independent registered public accountants the auditors’ independence, the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and discussed and received the written disclosures and the letter from the independent registered public accountants required by the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit.  The Audit Committee met four times in 2014 with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.  The Audit Committee held meetings with management prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q with the SEC and the release to the public of its quarterly earnings, and reviewed and discussed with management the Company’s Quarterly Reports on Form 10-Q and its quarterly earnings releases.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

The Audit Committee is also responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a REIT under Sections 856-860 of the Code.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting.  Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm for the year ended December 31, 2014, was in fact “independent.”

The Audit Committee has adopted a written charter that outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE.

Each of the Audit Committee members is independent as defined by the NYSE listing standards and each member is financially literate.  The Board has identified Bjorn R. L. Hanson, Jeffrey W. Jones and Kenneth J. Kay as “audit committee financial experts” within the meaning of the SEC rules.

Audit Committee of the Board:
Jeffrey W. Jones (Chair)
Bjorn R. L. Hanson
Kenneth J. Kay
Thomas W. Storey
April 28, 2015

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF E&Y

The Audit Committee of the Board selected the accounting firm of E&Y to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Although current laws, rules and regulations, as well as the Audit Committee charter, require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of E&Y for ratification by stockholders as a matter of good corporate practice.  E&Y has served as the Company’s independent registered public accounting firm since March 25, 2013.

A representative of E&Y is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Board recommends that you vote FOR Proposal No. 2.

Fee Disclosure

The following is a summary of the fees billed to the Company by KPMG and E&Y, the Company’s former and current independent registered public accounting firms for professional services rendered for the years ended December 31, 2014 and 2013.

	Year Ended December 31, 2014	Year Ended December 31, 2013
KPMG:
Audit Fees	—	$430,504
Audit-Related Fees	$65,000	—
Tax Fees	$75,826	$175,960
All Other Fees	—	—
Total	$139,826	$606,464
E&Y:
Audit Fees	$750,000	$746,467
Audit-Related Fees	$66,000	$196,005
Tax Fees	$216,110	$137,910
All Other Fees	—	—
Total	$1,032,110	$1,080,382

Audit Fees

“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements, review of the interim consolidated financial statements, review of registration statements and the preparation of comfort letters and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance and tax planning and structuring.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Pre-Approval Policy

All fees for audit, tax and other services provided to us are reviewed and pre-approved by the Audit Committee.  The Audit Committee concluded that the provision of such services by E&Y and KPMG in 2014 were compatible with the maintenance of those firms’ independence in the conduct of their auditing functions.  All of the fees paid to KPMG and E&Y in 2013 and 2014 that are described above were approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm

The Audit Committee completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2013. As a result of this process on March 21, 2013, the Audit Committee engaged E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and dismissed KPMG from that role.

KPMG’s reports on the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2012 and for the period from February 14, 2011 (commencement of operations) through December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2012 and for the period from February 14, 2011 (commencement of operations) through December 31, 2011 and the subsequent interim period through March 21, 2013, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in its reports on the audited consolidated financial statements for such years, and (ii) no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosures made in a Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC. The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of KPMG’s letter dated March 27, 2013 was attached as Exhibit 16.1 to the Report.

Prior to the Audit Committee’s appointment of E&Y on March 21, 2013 to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, the Company engaged E&Y on February 7, 2013 to audit the combined balance sheets of the TVG Portfolio of Hotels as of December 31, 2012 and 2011, and the related combined statements of operations, owners’ deficit in hotels and cash flows for each of the three years ended December 31, 2012.  During the fiscal year ended December 31, 2012 and for the period from February 14, 2011 (commencement of operations) through December 31, 2011 and the subsequent interim period through March 21, 2013, the Company has not consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the audited consolidated financial statements, and no written report or oral advice was provided to the Company by E&Y that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL NO. 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this proxy statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our named executive officers as disclosed in “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this proxy statement.  The Board intends to hold a non-binding, advisory vote on the compensation of our named executive officers each year.

Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal No. 3:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.”

This vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee.  The Board and the Compensation Committee value the opinions of the Company’s stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

The Company’s primary objective is to enhance stockholder value over time by generating strong risk-adjusted returns for our stockholders.

As described in more detail under “Compensation Discussion and Analysis,” our compensation program for our senior executives is designed to achieve this objective by rewarding performance and encouraging actions that drive success in our business objectives.

The Board recommends that you vote FOR Proposal No. 3.

PROPOSAL NO. 4

AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

Background to the Proposal

The Company currently has in effect the 2011 Plan which was adopted by our Board and approved by our sole stockholder in connection with our initial public offering in February 2011.  The 2011 Plan authorizes the grant of options to purchase shares of common stock, stock awards, stock appreciation rights, incentive awards, performance units and other equity-based awards.

The 2011 Plan authorized the issuance of up to 2,318,290 shares of common stock pursuant to the grant or exercise of awards granted under the 2011 Plan.  As of December 31, 2014, approximately 568,441 shares of common stock (approximately 310,556 shares of common stock as of March 31, 2015) remain available for issuance under the 2011 Plan.

The Board believes that the 2011 Plan has benefited the Company by (i) assisting and recruiting and retaining the services of individuals with ability and initiative, (ii) providing greater incentives for employees and other individuals who provide valuable services to the Company and (iii) associating the interests of those persons with the interests of the Company and its stockholders.  The Board determined that it is in the best interests of the Company and its stockholders to increase the number of shares of common stock that may be issued under the 2011 Plan and to make other changes to the 2011 Plan to continue the ability to provide incentive compensation opportunities available under the 2011 Plan.  Accordingly, the Board has adopted the Amended and Restated Summit Hotel Properties, Inc. 2011 Equity Incentive Plan, subject to the approval of stockholders.

The more significant changes to the 2011 Plan that are reflected in the Amended 2011 Plan can be summarized as follows:

•                  The share authorization is amended to provide that the maximum aggregate number of shares of common stock that may be issued under awards granted pursuant to the Amended 2011 Plan is 3,500,000 shares.

•                  The Amended 2011 Plan is designed so that awards granted thereunder can qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code.

•                  The Amended 2011 Plan generally provides that awards will not be fully vested or exercisable for at least three years after their grant unless the award will be earned on account of meeting performance objectives in which case the period will be at least one year.

Dividends and dividend equivalents that are payable with respect to an award that will be earned or that vests based on the achievement of performance objectives will be accumulated and paid only when, and to the extent that, the underlying award is earned or vests.

The material features of the Amended 2011 Plan are summarized below.  A copy of the Amended 2011 Plan is included as Appendix B to this proxy statement. The summary below is qualified in its entirety by reference to the text of the 2011 Plan, as amended by the Amendment.

The Board of Directors recommends a vote “FOR” the Amended 2011 Plan.

Summary of the Amended 2011 Plan

Administration of the 2011 Equity Incentive Plan

The Amended 2011  Plan is administered by the Compensation Committee, except that the Amended 2011 Plan will be administered by our Board with respect to awards made to directors who are not employees.

Eligibility

All of our employees and employees of our subsidiaries and affiliates, and employees of our operating partnership, are eligible to receive grants under the Amended 2011 Plan. In addition, our independent directors and individuals who perform services for us and our subsidiaries and affiliates, including individuals who perform services for our operating partnership, may receive grants under the Amended 2011 Plan.  No participant may be granted awards of any combination in any calendar year with respect to, or covering, more than 750,000 shares of common stock or LTIP Units.  No participant who is a non-employee director may be granted awards of any combination in any calendar year with respect to, or covering, more than 100,000 shares of common stock or LTIP Units.

Share Authorization

The number of shares of common stock authorized to be issued under the Amended 2011 Plan pursuant to awards granted on and after the date the Amended 2011 Plan is approved by stockholders is 3,500,000 shares.  The issuance of shares of common stock under awards granted before that date under the 2011 Plan will not reduce the maximum number of shares of common stock that may be issued under the Amended 2011 Plan..  In connection with stock splits, dividends, recapitalizations and certain other events, our Board may make adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the Amended 2011 Plan and the terms of outstanding awards. If any options or stock appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or if any stock awards, performance units, incentive awards or other equity-based awards are forfeited, the shares of common stock subject to such awards will again be available for purposes of the Amended 2011 Plan. Shares of common stock tendered or withheld to satisfy the exercise price or for tax withholding are not available for future grants under the 2011 Equity Incentive Plan.  If shares of common stock are issued in settlement of a stock appreciation right, the number of shares available for issuance under the Amended 2011 Plan shall be reduced by the number of shares for which the stock appreciation right was exercised rather than the number of shares of common stock issued upon the exercise of the award.

Options

The Amended 2011 Plan authorizes the grant of incentive stock options (under Section 422 of the Code) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the Compensation Committee, provided that the price cannot be less than 100% of the fair market value of the shares of common stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent stockholder” under Sections 422 and 424 of the Code). The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of shares of common stock (or attestation of ownership of shares of common stock) with an aggregate fair market value on the date on which the option is exercised, equal to the exercise price, or (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a “ten percent stockholder”).  Without the approval of stockholders, the price per share of an outstanding option may not be reduced and no payment may be made to cancel an outstanding option if on the date of such amendment, cancellation, replacement grant or payment, the option exceeds the fair market value of shares of our common stock.  Except for options granted to a non-employee director or in the event of a change in control, stock options shall not be fully exercisable before the third anniversary of the date of the grant unless the stock option will become exercisable on account of the achievement of performance objectives, including objectives stated with respect to one or more performance goals described below, in which case the option shall not be fully exercisable before the first anniversary of the date of the grant.

Stock Awards

The Amended 2011 Plan also provides for the grant of stock awards. A stock award is an award of shares of common stock that will be subject to restrictions on transferability and other restrictions as the Compensation Committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Compensation Committee may determine. Except for stock awards granted to a non-employee director or in the event of a change in control, a participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares; provided, however, that if the stock award does not vest solely on account of continued employment or service, any dividends payable on the shares will be accumulated and paid to the participant when, and only to the extent that, the underlying stock award is earned and becomes vested. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her stock award shares, (ii) the company will retain custody of the certificates and (iii) a participant must deliver a stock power to the company for each stock award.  A stock award shall not become nonforfeitable in its entirety before the third anniversary of the date of grant unless the stock award will become nonforfeitable on account of the achievement of performance objectives, including objectives stated with respect to one or more performance goals, in which case the stock award shall not be entirely nonforfeitable before the first anniversary of the date of grant.

Stock Appreciation Rights

The Amended 2011 Plan authorizes the grant of stock appreciation right. A stock appreciation right provides the recipient with the right to receive, upon exercise of the stock appreciation right, cash, shares of common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the compensation committee. Stock appreciation rights may be granted in tandem with an option grant or as independents grants. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a stock appreciation right granted in tandem with an incentive share option awarded to a “ten percent stockholder.”  Without the approval of shareholders, the initial value of an outstanding stock appreciate right may not be reduced and no payment may be made to cancel an outstanding stock appreciate right if on the date of such amendment, cancellation, new grant or payment, the initial value of the stock appreciation right exceeds the fair market value of our common stock.  Except for awards to a non-employee director or in the event of a change in control, a stock appreciate right shall not be fully exercisable before the third anniversary of the date of grant unless the right will become exercisable on account of the achievement of performance objectives, including objectives stated with respect to one or more performance goals, in which case the right shall not be fully exercisable before the first anniversary of the date of grant.

Performance Units

The Amended 2011 Plan also authorizes the grant of performance units. Performance units represent the participant’s right to receive an amount stated with reference to a specific or determinable number of shares of common stock, if performance objectives, including objectives stated with respect to one or more performance goals described below in “Section 162(m)” are met. The Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit.  Except for performance units granted to a non-employee director or in the event of a change in control, an award of performance units shall not be earned in its entirety before the third anniversary of the date of grant unless the performance units will be earned on account of the achievement of performance objectives, including objectives stated with respect to one or more performance goals, in which case the performance units shall not be earned in their entirety before the first anniversary of the date of grant.  If the performance goals are met, performance units will be paid in cash, shares of common stock or a combination thereof.

Other Equity-Based Awards; LTIP Units

The Compensation Committee may grant other types of stock-based awards as other equity-based awards under the Amended 2011  Plan, including long-term incentive plan, or LTIP, units. Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination thereof, as determined by the Compensation Committee. The terms and conditions of other equity-based awards are determined by the Compensation Committee. Except for awards made to non-employee directors or in the event of a change in control, other equity-based awards shall not become nonforfeitable in their entirety before the third anniversary of the date of grant unless the other equity-based award will become nonforfeitable on account of the achievement of performance objectives, including performance objectives stated with respect to one or more performance goals, in which case the other equity-based award shall not become nonforfeitable in its entirety before the first anniversary of the date of grant.

LTIP units are a special class of partnership interest in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one share of common stock under the Amended 2011 Plan, reducing the plan’s share authorization for other awards on a one-for-one basis. We will not receive a tax deduction for the value of any

LTIP units granted to our employees. The vesting period for any LTIP units, if any, will be determined at the time of issuance. LTIP units, whether vested or not, will receive the same quarterly per unit distributions as OP units, which distributions will generally equal per share distributions on our shares of common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our stock awards, which will generally receive full dividends whether vested or not. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase our operating partnership’s in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP units will realize for a given number of vested LTIP units will be less than the value of an equal number of our shares of common stock.

Incentive Awards

The Amended 2011 Plan also permits the grant of incentive awards.  An incentive award represents the right to earn a payment upon the terms and conditions prescribed by the Compensation Committee.  No participant may receive payments under incentive awards in any calendar year that exceed $5,000,000.  The terms and conditions may provide that the incentive award will be earned only if performance objectives, including performance objectives stated with respect to one or more of the performance goals described below, are achieved.  The period in which the performance will be measured will be at least one year.  If an incentive award is earned, the amount payable will be paid in cash, shares of common stock or a combination thereof.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents in connection with the grant of performance units and other equity-based awards. Dividend equivalents afford the participant the right, subject to the terms and conditions prescribed by the Compensation Committee, to receive (or have credited) cash, shares or other property in amounts equivalent to the cash, shares or other property dividends declared on shares of common stock with respect to specified Performance Units or units denominated in shares of common stock or other Company securities subject to an Other Equity-Based Award, as determined by the Compensation Committee, in its sole discretion.  Dividend equivalents payable on a Performance Unit award or units denominated in shares of Common Stock or other Company securities subject to an Other Equity-Based Award that does not become nonforfeitable solely on the basis of continued employment or service shall be accumulated and distributed, without interest, only when, and to the extent that, the underlying award is vested or earned.  The Committee may provide that dividend equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

Change in Control

If we experience a change in control, the Compensation Committee may, at its discretion, provide that all outstanding options, stock appreciation rights, stock awards, performance units, or other equity-based awards that are not exercised prior to the change in control will be assumed by the surviving entity, or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The Compensation Committee may also provide that, unless assumed or replaced, all outstanding options and stock appreciation rights will be fully exercisable on the change in control, restrictions and conditions on outstanding stock awards will lapse upon the change in control and performance units or other equity-based awards will become earned in their entirety. The Compensation Committee may also provide that, unless the award is assumed or replaced, participants must surrender their outstanding options and stock appreciation rights, stock awards, performance units, and other equity based awards in exchange for a payment, in cash or our shares of common stock or other securities or consideration received by stockholders in the change in control transaction, equal to the value received by stockholders in the change in control transaction (or, in the case of options and stock appreciation rights, the amount by which that transaction value exceeds the exercise price).

In summary, a change of control under the Amended 2011 Plan occurs if:

•                  a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;

•                  we merge into another entity unless the holders of our voting securities immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;

•                  we sell or dispose of all or substantially all of our assets;

•                  we are liquidated or dissolved; or

•                  during any period of two consecutive years individuals who, at the beginning of such period, constitute our Board together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our Board.

The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a change in control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.

If we experience a change in control, benefits provided under the Amended 2011 Plan could be treated as parachute payments. In that event, the Amended 2011  Plan provides that the plan benefits, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the recipient to receive greater after-tax benefits. The benefits under the Amended 2011 Plan and other plans and agreements will not be reduced, however, if the recipient will receive greater after-tax benefits (taking into account the 20% excise tax payable by the recipient) by receiving the total benefits. The Amended 2011 Plan also provides that these provisions do not apply to a participant who has an agreement with us providing that the individual cannot receive parachute payments that exceed the safe harbor amount.

Section 162(m)

Section 162(m) of the Code limits, to $1,000,000, the deduction that a public corporation may claim for compensation paid to each of its chief executive officer and its three other most highly paid executive officers (other than the chief financial officer).  The deduction limit does not apply to compensation that qualifies as “performance based compensation” under Section 162(m).

Awards previously granted under the 2011 Plan could qualify as performance based compensation under a special transition rule that applies to companies that become public corporations in connection with an initial public offering.  The Company’s ability to rely on that transition relief has come to an end and as a result the Amended 2011 Plan includes the provisions that are required for awards to qualify as performance based compensation under Section 162(m).

As required by Section 162(m), the Amended 2011 Plan limits the benefits that any employee or officer may receive in a stated period.  The Amended 2011 Plan provides that no such participant may be granted awards in any calendar year covering more than 750,000 shares of common stock and no participant may receive incentive award payments in any calendar year exceeding $5,000,000.

The Amended 2011 Plan also identifies the performance measures or criteria that may be used to establish performance goals that will determine whether an award becomes vested or is earned.  The administrator may prescribe that an award will become vested or be earned only upon the attainment of performance goals or objectives stated with respect to one or more of: (i) FFO or FFO per share; (ii) adjusted FFO or adjusted FFO per share; (iii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iv) adjusted EBITDA; (v) hotel or property EBITDA; (vi) return on equity; (vii) return on capital or invested capital; (viii) total earnings; (ix) earnings per share; (x) earnings growth; (xi) Fair Market Value; (xii) volume weighted average Fair Market Value; (xiii) appreciation in Fair Market Value; (xiv) revenue per available room; (xv) total return or total shareholder return; (xvi) revenues; (xvii) cash flow or cash flow per share; (xviii) operating income; (xix) operating margins; (xx) gross or net profit, EBITDA or hotel EBITDA margins or any of the foregoing on an adjusted basis; (xxi) dividends paid or payable; (xxii) cash or funds available for distribution, including on an adjusted or on a per share basis;  (xxiii) level of expenses, including capital expenses or corporate overhead expenses; (xxiv) acquisition or disposition metrics; (xxv) revenue per available room growth in same store hotels; or (xxvi) debt or equity related metrics.  A performance goal or objective may be expressed with respect to the Company, one or more affiliates, one or more business units or one or more properties.  A performance goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index.  When establishing performance goals and objectives, the Compensation Committee may exclude any or all special, unusual or extraordinary items as determined under U.S. generally accepted accounting principles, including without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes.  To the extent permitted under Section 162(m), the Compensation Committee may also adjust the performance goals and objectives as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Compensation Committee may determine.. If the performance goals are met, performance units will be paid in cash, shares of common stock or a combination thereof.

Amendment; Termination

The Board may amend or terminate the Amended 2011 Plan from time to time; provided, however, that no amendment may become effective until stockholder approval is obtained if (i) the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) the amendment materially increases the benefits accruing to participants, (iii) the amendment materially changes the class of individuals eligible to become participants or (iv) the amendment is required to be approved by stockholders by the requirements of applicable law or under the New York Stock Exchange’s stockholder approval rules.  For the avoidance of doubt, the Board may not without the approval of stockholders (a) reduce the option price per share of an outstanding option or the initial value of an outstanding stock appreciation right, (b) cancel an outstanding option or outstanding stock appreciation right when the option price or initial value, as applicable, exceeds the fair market value of our common stock or (c) take any other action with respect to an outstanding option or an outstanding stock appreciation right that may be treated as a re-pricing of the award under the rules and regulations of the New York Stock Exchange.  No amendment shall, without a participant’s consent, adversely affect any rights of such participant under any outstanding award of performance shares, or under any stock award, option or stock appreciation right outstanding at the time such amendment is made.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax treatment of stock options granted under the Amended 2011 Plan, based upon the current provisions of the Code and regulations promulgated thereunder.

Incentive Stock Options. An optionholder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock. Optionholders who neither dispose of their shares within two years following the grant of the incentive stock option nor within one year following its exercise will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the exercise price of the option. If an optionholder satisfies the holding periods, the Company will not be entitled to any federal income tax deduction with respect to the option. If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “Disqualifying Disposition”), the difference between the fair market value of the shares on the exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. In the event of a Disqualifying Disposition the Company may claim a federal income tax deduction equal to the amount of ordinary income recognized by the optionholder.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options will be nonqualified stock options. An optionholder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionholder normally recognizes ordinary income in the amount of the excess of the fair market value of the shares on the exercise date over the option exercise price. If the optionholder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired under a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to our Company with respect to the grant of a nonqualified stock option or the sale of the shares acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionholder as a result of the exercise of a nonqualified stock option.

New Plan Benefits

The Company is unable to estimate or describe the awards that may be granted under the Amended 2011 Plan (if the amendment is approved by the stockholders) because the Compensation Committee or the Board, in their sole discretion, will determine the awards that may be granted during the term of the Amended 2011 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock, as of April 14, 2015, for each stockholder that is known by us to be the beneficial owner of more than five percent of our common stock based upon filings made with the SEC by such stockholders.  The percentages shown in this table have been calculated by us based on 86,486,436 shares of our common stock outstanding as of April 14, 2015.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned

The Vanguard Group, Inc.(2)	9,537,512	11%
Blackrock, Inc. (3)	9,093,893	10.5%
Vanguard Specialized Funds — Vanguard REIT Index Fund (4)	6,377,767	7.4%
Wellington Management Company, LLP(5)	6,352,157	7.3%

(1)         The number of shares of common stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  The number of shares of our common stock held by the stockholders who filed statements of beneficial ownership pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D thereunder, as described in other footnotes to this table, is current as of the date of the filing of each such stockholder’s statement.

(2)         Based on a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard Group”) with the SEC on February 11, 2015.  Vanguard Group has sole voting power over 208,549 shares, shared voting power over 14,800 shares, sole dispositive power over 9,417,863 shares and shared dispositive power over 119,649 shares.  Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of Vanguard Group, is the beneficial owner of 104,849 shares as a result of VFTC serving as investment manager of collective trust accounts.  Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 118,500 shares as a result of VIA serving as investment manager of Australian investment offerings.  Vanguard Group has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355.

(3)         Based on a Schedule 13G/A filed by Blackrock, Inc. (“Blackrock”) with the SEC on March 10, 2015.  Blackrock had sole voting power over 8,792,254 shares and sole dispositive power over 9,093,893 shares.  Blackrock has its principal business office at 55 East 52nd Street, New York, New York 10022.

(4)         Based on a Schedule 13G/A filed by Vanguard Specialized Funds — Vanguard REIT Index Fund (“Vanguard Funds”) with the SEC on February 6, 2015.  Vanguard Funds has sole voting power over 6,377,767 shares.  Vanguard Funds has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355.

(5)         Based on a Schedule 13G/A filed by Wellington Management Group, LLP (“Wellington”) with the SEC on February 12, 2015.  Wellington has shared voting power over 4,532,375 shares and shared dispositive power over 6,352,157 shares.  Wellington has its principal business office at 280 Congress St., Boston, MA 02210.

Security Ownership of Management

The following table sets forth the beneficial ownership of our common stock as of April 14, 2015, for each of our named executive officers, each of our director/nominees and all of our executive officers and directors as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of All Shares(2)
Kerry W. Boekelheide(3)	1,873,019	2.1%
Daniel P. Hansen(4)	679,184	*
Craig J. Aniszewski(5)	337,824	*
Greg A. Dowell(6)	48,538	*
Christopher R. Eng(7)	36,449	*
Paul Ruiz(8)	37,230	*
Bjorn R. L. Hanson	19,412	*
Thomas W. Storey	47,829	*
Wayne W. Wielgus	53,912	*
Kenneth J. Kay	5,984	*
Jeffrey W. Jones	5,984	*
All directors and executive officers as a group (11 persons)	3,145,365	3.66%

(1)     Unless otherwise indicated in the following footnotes, each person has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person.  The address of each named person is c/o Summit Hotel Properties, Inc., 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738.

(2)         Based on shares of our common stock issued and outstanding as of April 14, 2015.  The total number of shares of our common stock outstanding used in calculating this percentage assumes that all shares of our common stock that each person has the right to acquire within 60 days of April 14, 2015 (pursuant to the exercise of stock options or upon the redemption of common units) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(3)     Includes (i) 300,800 shares of our common stock issuable upon the exercise of stock options granted to Mr. Boekelheide upon completion of our IPO and (ii) 92,139 unvested restricted shares of our common stock issued under our 2011 Plan.

(4)         Includes (i) 188,000 shares of our common stock issuable upon the exercise of stock options granted to Mr. Hansen upon completion of our IPO and (ii) 345,466 unvested restricted shares of our common stock issued under our 2011 Plan.

(5)         Includes (i) 188,000 shares of our common stock issuable upon the exercise of stock options granted to Mr. Aniszewski upon completion of our IPO and (iii) 104,352 unvested restricted shares of our common stock issued under our 2011 Plan.

(6)         Includes 46,538 unvested restricted shares of our common stock issued under our 2011 Plan.

(7)         Includes 30,022 unvested restricted shares of our common stock issued under our 2011 Plan.

(8)         Includes 37,230 unvested restricted shares of our common stock issued under our 2011 Plan.

RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

We have adopted a written policy for the review and approval of related person transactions requiring disclosure under Item 404(a) of Regulation S-K.  This policy provides that the Nominating and Corporate Governance Committee is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) our company or one of our subsidiaries will be a participant and (iii) a related person has a direct or indirect material interest.  A related person is defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing.  The policy may deem certain interested transactions to be pre-approved.

Related Party Transactions

There were no related party transactions in 2014.

OTHER INFORMATION

Discretionary Voting Authority

We do not anticipate that any matter other than the proposals set out in this proxy statement will be raised at the Annual Meeting.  If any other matters are properly presented at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and any person who owns more than ten percent of our common stock, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to our equity securities.  We prepare and file these reports on behalf of our directors and executive officers.  During 2014, all Section 16(a) reporting requirements applicable to our directors and executive officers were satisfied, except:  Mr. Aniszewski did not file timely a Form 4 disclosing the redemption of 4,105 common units of limited partnership interest in our Operating Partnership, on January 6, 2014.  Mr. Aniszewski subsequently filed the required report on January 21, 2014.

Stockholder Proposals and Director Nominations for the 2016 Annual Meeting of Stockholders

Requirements for Proposals to be Considered for Inclusion in Proxy Materials.

Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2016 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act.  To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than December 29, 2015, the date 120 calendar days before the first anniversary of the date of this proxy statement and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  If we change the date of the 2016 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2016 Annual Meeting of Stockholders.  Proposals should be mailed to our Secretary at the following address:

Summit Hotel Properties, Inc.
12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
Attention: Secretary

Requirements for Proposals Not Intended for Inclusion in Proxy Materials; Director Nominations

Stockholders who wish to nominate persons for election to the Board at the 2016 Annual Meeting of Stockholders or who wish to present a proposal at the 2016 Annual Meeting of Stockholders, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary no earlier than November 28, 2015 and no later than December 29, 2015 (provided, however, that if the 2016 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of this year’s meeting, nominations and proposals must be received no earlier than the 150th day prior to the date of the 2016 Annual Meeting of Stockholders and no later than the 120th day prior to the date of the 2016 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting of Stockholders is first made).  The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in our Bylaws.  If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2016 Annual Meeting of Stockholders.  A stockholder’s written notice should be sent to our Secretary at the following address:

Summit Hotel Properties, Inc.
12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
Attention: Secretary

Requests for Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements and the financial statement schedules, may be obtained at our website at www.shpreit.com.  If you would like to receive a complimentary copy of our Annual Report on Form 10-K, please submit a written request to:

Summit Hotel Properties, Inc.
12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
Attention: Investor Relations

BY ORDER OF THE BOARD OF DIRECTORS

Christopher Eng
Senior Vice President, Chief Risk Officer, General Counsel and Secretary

Austin, Texas

April 28, 2015

Appendix A

SUMMIT HOTEL PROPERTIES, INC.

Reconciliation of Net Income to Non-GAAP Measures — Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

Amounts in thousands, except per share amounts

(Unaudited)

Year ended December 31, 2014
NET INCOME	$20,923
Preferred dividends	(16,588)
Depreciation and amortization	65,325
Loss on impairment of assets	9,247
Gain on disposal of assets	(446)
Non-controlling interest in joint venture	(1)
Adjustments related to joint venture	(204)
FFO	$78,256
Per diluted unit	$0.90
Equity based compensation	3,524
Hotel property acquisition costs	769
Debt transaction costs	41
Gain loss on derivative	1
Expenses related to improvement of internal controls	956
Expenses related to the transition of directors and executive officers	783
AFFO	$84,330
Per diluted unit	$0.97
Weighted average diluted units(1)	$86,590

(1)The Company includes the outstanding OP Units in the Company’s Operating Partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s election, shares of the Company’s common stock on a one-for-one basis.  At December 31, 2014, there were 784,968 OP units outstanding and included in weighted average diluted common shares.

A-1

SUMMIT HOTEL PROPERTIES, INC.

Reconciliation of Net Income (Loss) to Non-GAAP Measures - EBITDA

(Amounts in thousands)

(Unaudited)

Year ended December 31, 2014
NET INCOME	$20,923
Depreciation and amortization	65,325
Interest expense	26,968
Interest income	(690)
Income tax expense	718
Non-controlling interest in joint venture	(1)
Adjustments related to joint venture	(204)
EBITDA	$113,039
Equity based compensation	3,524
Hotel property acquisition costs	769
Loss on impairment of assets	9,247
Debt transaction costs	41
Gain on disposal of assets	(446)
Gain on derivatives	1
Expenses related to improvement of internal controls	956
Expenses related to the transition of directors and executive officers	783
ADJUSTED EBITDA	$127,914

A-2

Appendix B

Amended and Restated 2011 Equity Incentive Plan

SUMMIT HOTEL PROPERTIES, INC.

2011 EQUITY INCENTIVE PLAN

As Amended And Restated Effective

June 15, 2015

B-i

B-ii

B-iii

ARTICLE I
DEFINITIONS

1.01.                     Affiliate

Affiliate means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships).  For this purpose, the term “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of shares or interests in the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

1.02.                     Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03.                     Award

Award means any Option, SAR, Stock Award, Performance Unit award, Other Equity-Based Award or Incentive Award.

1.04.                     Board

Board means the Board of Directors of the Company.

1.05.                     Change in Control

“Change in Control” shall mean a change in control of the Company which will be deemed to have occurred after the date hereof if:

(1)                     any “person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s common stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of outstanding Company securities;

(2)                     during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3), or (4) of this Section 1.05 or (B) a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(3)                     there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation in which the holders of Company voting securities immediately before the merger or consolidation continue to own more than 50% of the combined voting power of the Company or the surviving entity in the merger or consolidation or any parent thereof outstanding immediately after such merger or consolidation; or

(4)                     there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power and common stock of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale.

If a change in control constitutes a payment event with respect to any Option, SAR, Stock Award, Performance Unit or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in (1), (2), (3) or (4) above, as applicable, constitutes a “change in control event” under Treasury Regulation Section 1.409A-3(i)(5).

1.06.                     Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.                     Committee

Committee means the Compensation Committee of the Board.  Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under the Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided , that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee.  If there is no Compensation Committee, then “Committee” means the Board; and provided, further that with respect to awards made to a member of the Board who is not an employee of the Company or an Affiliate, “Committee” means the Board.

1.08.                     Common Stock

Common Stock means the common stock, par value $0.01 per share, of the Company.

1.09.                     Company

Company means Summit Hotel Properties, Inc., a Maryland corporation.

1.10.                     Control Change Date

Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.11.                     Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.12.                     Dividend Equivalent Right

Dividend Equivalent Right means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, shares or other property in amounts equivalent to the cash, shares or other property dividends declared on shares of Common Stock with respect to specified Performance Units or units denominated in shares of Common Stock or other Company securities subject to an Other Equity-Based Award, as determined by the Committee, in its sole discretion.  Dividend Equivalent Rights payable on a Performance Unit award or units denominated in shares of Common Stock or other Company securities subject to an Other Equity-Based Award that does not become nonforfeitable solely on the basis of continued employment or service shall be accumulated and distributed, without interest, only when, and to the extent that, the underlying award is vested or earned.  The Committee may provide that Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.13.                     Effective Date

Effective Date means the date that the Plan, as amended and restated herein, is approved by shareholders in accordance with Article XVIII.

1.14.                     Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.15.                     Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists.  If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.16.                     Incentive Award

Incentive Award means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate.

1.17.                     Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per  share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant.  Except as provided in Article XII, without the approval of shareholders, (a) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment may be made to cancel an outstanding SAR if on the date of such amendment, cancellation, new grant or payment the Initial Value exceeds the Fair Market Value.

1.18.                     LTIP Unit

LTIP Unit means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement.  An LTIP Unit granted under this Plan represents the right to receive the benefits,

payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.19.                    Non-Employee Director

Non-Employee Director means a member of the Board who is not an employee of the Company or an Affiliate.

1.20.                     Operating Partnership

Operating Partnership means Summit Hotel OP, LP, a Delaware limited partnership.

1.21.                     Option

Option means a share option that entitles the holder to purchase from the Company a stated number of Common Stock at the price set forth in an Agreement.

1.22.                     Other Equity-Based Award

Other Equity-Based Award means any award other than an Option, SAR, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, Common Stock (including securities convertible into Common Stock) or other equity interests including LTIP Units.

1.23.                     Participant

Participant means an employee or officer of the Company or an Affiliate, a member of the Board, or an individual who provides bona fide services to the Company or an Affiliate (including an individual who provides services to the Company or an Affiliate by virtue of employment with, or providing services to, the Operating Partnership), and who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.24.                     Performance Goal

Performance Goal means a performance objective that is stated with reference to one or more of the following, alone or in combination: (i) FFO or FFO per share; (ii) adjusted FFO or adjusted FFO per share; (iii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iv) adjusted EBITDA; (v) hotel or property EBITDA; (vi) return on equity; (vii) return on capital or invested capital; (viii) total earnings; (ix) earnings per share; (x) earnings growth; (xi) Fair Market Value; (xii) volume weighted average Fair Market Value; (xiii) appreciation in Fair Market Value; (xiv) revenue per available room; (xv) total return or total shareholder return; (xvi) revenues; (xvii) cash flow or cash flow per share; (xviii) operating income; (xix) operating margins; (xx) gross or net profit, EBITDA or hotel EBITDA margins or any of the foregoing on an adjusted basis; (xxi) dividends paid or payable; (xxii) cash or funds available for distribution, including on an adjusted or on a per share basis;  (xxiii) level of expenses, including capital expenses or corporate overhead expenses; (xxiv) acquisition or disposition metrics; (xxv) revenue per available room growth in same store hotels; or (xxvi) debt or equity related metrics.  A Performance Goal or objective may be expressed with respect to the Company, one or more Affiliates, one or more business units or one or more properties.  A Performance Goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index.  When establishing Performance Goals and objectives, the Committee may exclude any or all special, unusual or extraordinary items as determined under U.S. generally accepted accounting principles, including without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes.  To the extent permitted under Section 162(m) of the Code (for any Award that is intended to constitute “performance based compensation” under Section 162(m) of the Code), the Committee may also adjust the Performance Goals and objectives as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine.

1.25.                     Performance Units

Performance Units means an award, in the amount determined by the Committee, stated with reference to a specified or determinable number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of the Performance Unit on the date of payment.

1.26.                     Plan

Plan means this Summit Hotel Properties Inc. 2011 Equity Incentive Plan.

1.27.                     REIT

REIT means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.28.                     SAR

SAR means a share appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.29.                     Stock Award

Stock Award means Common Stock awarded to a Participant under Article VIII.

1.30.                     Ten Percent Shareholder

Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company.  An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II
PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining employees, directors and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders.  The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Units, Other Equity-Based Awards and Incentive Awards in accordance with the Plan and any procedures that may be established by the Committee.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option (and shall be considered a nonstatutory option in the event, and to the extent, of such failure).  The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III
ADMINISTRATION

The Plan shall be administered by the Committee.  The Committee shall have authority to grant SARs, Stock Awards, Performance Units, Options, Other Equity-Based Awards and Incentive Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate.  Such terms may include, but are not limited to, conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of an Award.  Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an award of Performance Units or an Incentive Award may be settled.  In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of this Plan.  The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive awards under the Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive.  The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Other Equity-Based Award, Incentive Award or award of Performance Units.  All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV
ELIGIBILITY

Any employee of the Company or an Affiliate (including a trade or business that becomes an Affiliate after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan.  In addition, any other individual who provides significant services to the Company or an Affiliate (including an individual who provides services to the Company or an Affiliate by virtue of employment with, or providing services to, the Operating Partnership), is eligible to participate in this Plan if the Committee, in its sole discretion, determines that the participation of such individual is in the best interest of the Company.

ARTICLE V
COMMON STOCK SUBJECT TO PLAN

5.01.                     Common Stock Issued

Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver to the Participant shares of Common Stock from its treasury shares or authorized but unissued Common Stock.  Upon the exercise of any Option, SAR or Other Equity-Based Award denominated in Common Stock, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its treasury shares or authorized but unissued Common Stock.

5.02.                     Aggregate Limit

(a)                                 The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted on and after the Effective Date is 3,500,000 shares.  Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on and after the Effective Date on a one-for-one basis, i.e., each such unit shall be treated as an award of Common Stock.  The issuance of shares of Common Stock under Awards granted before the Effective Date pursuant to the terms of the Plan as in effect prior to this amendment and restatement of the Plan shall not reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan, as amended and restated herein, on and after the Effective Date.

(b)                                 The maximum number of shares of Common Stock that may be issued under this Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.

(c)                                  All of the shares of Common Stock that may be issued under this Plan may be issued in the form of incentive stock options or Corresponding SARs that are related to incentive stock options.

5.03.                     Reallocation of Shares

If any award or grant under the Plan (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Performance Units and Incentive Awards under this Plan.  Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall not increase the number of shares available for future grants or awards.  In addition, the following shares may not again be made available for future grants or awards under the Plan:  (i) shares not issued or delivered as a result of the net settlement of an outstanding SAR or Option; (ii) shares used to pay the exercise price or withholding taxes related to an outstanding Option or SAR; or (iii) shares repurchased on the open market with the proceeds of an Option exercise price.  If shares of Common Stock are issued in settlement of an SAR, the number of shares of Common Stock available under the Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR.  To the extent permitted by applicable law or the rules of any exchange on which the shares of Common Stock are listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not reduce the number of shares of Common Stock available for issuance under the Plan.

5.04.                     Individual Limitations

Subject to adjustment as provided in Article XII, no Participant may be granted Awards (of any combination) in any calendar year with respect to, or covering, more than 750,000 shares of Common Stock or LTIP Units.  Notwithstanding the preceding sentence, no Participant who is a Non-Employee Director may be granted Awards (of any combination) in any calendar year with respect to, or covering, more than 100,000 shares of Common Stock or LTIP Units.  The preceding sentences shall not apply to Incentive Awards that are not denominated in shares of Common Stock or LTIP Units but no Participant may receive payments in any calendar year under any such Incentive Awards that exceed $5,000,000.

ARTICLE VI
OPTIONS

6.01.                     Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.

6.02.                     Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.  Except as provided in Article XII, the Committee may not, without the prior approval of shareholders, seek to effect any re-pricing of any previously granted “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) cancelling the underwater Option and granting either (A) replacement Options having a lower exercise price; or (B) SARs, Stock Awards, Performance Unit Awards or Other Equity-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options for cash or other securities.  An Option will be deemed to be “underwater” at any time when then Fair Market Value of the shares covered by the award is less than the exercise price of the award.

6.03.                     Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted.  In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.                     Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.                     Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.  Notwithstanding the foregoing, an Option may not be transferred for consideration absent shareholder approval.

6.06.                     Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.                     Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.  Except as provided in Article XV and subject to the provisions of this Plan, an Option (other than an Option granted to a Non-Employee Director) shall not be fully exercisable before the third anniversary of the date of grant unless the Option will become exercisable on account of the achievement of performance objectives, including objectives stated with respect to one or more Performance Goals, in which case the Option shall not be fully exercisable before the first anniversary of the date of grant.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08.                     Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock (or by attestation of ownership of Common Stock), by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee.  If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the date of exercise Fair Market Value of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.                     Shareholder Rights

No Participant shall have any rights as a shareholder with respect to the shares of Common Stock subject to an Option until the date of exercise of such Option.  Dividend Equivalent Rights are prohibited in conjunction with Options.

6.10.                     Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the shares of Common Stock to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
SARS

7.01.                     Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards.  No Participant may be granted Corresponding SARs (under the Plan and all plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.                     Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant.  In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.                     Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant.  No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.                     Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution.  In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.  Notwithstanding the foregoing, in no event may an SAR be transferred for consideration absent shareholder approval.

7.05.                     Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option.  Except as provided in Article XV and subject to the provisions of this Plan, an SAR (other than an SAR granted to a Non-Employee Director) shall not be fully exercisable before the third anniversary of the date of grant unless the SAR will become exercisable on account of the achievement of performance objectives, including objectives stated with respect to one or more Performance Goals, in which case the SAR shall not be fully exercisable before the first anniversary of the date of grant.  An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.                     Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.07.                     Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock.  No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.  Except as provided in Article XII, the Committee may not, without the prior approval of shareholders, seek to effect any re-pricing of any previously granted “underwater” SAR by: (i) amending or modifying the terms of the SAR to lower the exercise price; (ii) cancelling the underwater SAR and granting either (A) replacement SARs having a lower exercise price; or (B) Stock Awards, Performance Unit Awards or Other Equity-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater SARs for cash or other securities.  An SAR will be deemed to be “underwater” at any time when then Fair Market Value of the shares covered by the award is less than the exercise price of the award.

7.08.                     Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of shares of Common Stock.  Dividend Equivalent Rights are prohibited in conjunction with SARs.

ARTICLE VIII
STOCK AWARDS

8.01.                     Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

8.02.                     Vesting

The Committee, on the date of the award, shall prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of performance objectives, including objectives stated with reference to one or more Performance Goals.  Except as provided in Article XV and subject to the provisions of this Plan, a Stock Award (other than a Stock Award granted to a Non-Employee Director) shall not become nonforfeitable in its entirety before the third anniversary of the date of grant unless the Stock Award will become nonforfeitable on account of the achievement of performance objectives, including objectives stated with respect to one or more Performance Goals, in which case the Stock Award shall not be entirely nonforfeitable before the first anniversary of the date of grant.  The minimum vesting periods prescribed by the preceding sentence shall not apply to Stock Awards that are issued in connection with Awards granted or obligations created under the Plan before the Effective Date.

8.03.                     Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.                     Shareholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.  The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
PERFORMANCE UNIT AWARDS

9.01.                     Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Units is to be made and will specify the number of shares of Common Stock covered by such awards.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.

9.02.                     Earning the Award

The Committee, on the date of the grant of an award, shall prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives, including objectives stated with reference to one or more Performance Goals or such other criteria as may be prescribed by the Committee.  Except as provided in Article XV and subject to the provisions of this Plan, an award of Performance Units (other than Performance Units awarded to a Non-Employee Director) shall not be earned in its entirety before the third anniversary of the date of grant unless the Performance Units will be earned on account of the achievement of performance objectives, including objectives stated with respect to one or more Performance Goals, in which case the Performance Units shall not be earned in their entirety before the first anniversary of the date of grant.

9.03.                     Payment

In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of shares of Common Stock or a combination thereof.  A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof.  The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

9.04.                     Shareholder Rights

A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a shareholder until, and then only to the extent that, the award of Performance Units is earned and settled in Common Stock.  After an award of Performance Units is earned and settled in shares of Common Stock, a Participant will have all the rights of a shareholder as described in Section 8.05.

9.05.                     Nontransferability

Except as provided in Section 9.06, Performance Units granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in any Performance Units shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06.                     Transferable Performance Units

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Units may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of Performance Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Units during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Units except by will or the laws of descent and distribution.  Notwithstanding the foregoing, in no event may a Performance Unit be transferred for consideration absent shareholder approval.

9.07.                     Employee Status

In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X
OTHER EQUITY—BASED AWARDS

10.01.              Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02.              Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award.  The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted subject to the attainment of performance objectives, including objectives stated with reference to one or more Performance Goals.  Except as provided in Article XV and subject to the provisions of this Plan, an Other Equity-Based Award (other than an Other Equity-Based Award granted to a Non-employee Director) shall not become nonforfeitable in its entirety before the third anniversary of the date of grant unless the Other Equity-Based Award will become nonforfeitable on account of the achievement of performance objectives, including performance objectives stated with respect to one or more Performance Goals, in which case the Other Equity-Based Award shall not become nonforfeitable in its entirety before the first anniversary of the date of grant.  Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.

10.03.              Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, shall be payable or settled in Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into Common Stock shall not be issued under the Plan.  Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04.              Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.05.              Shareholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a shareholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

ARTICLE XI
INCENTIVE AWARDS

11.01.              Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Incentive Award is to be made.

11.02.              Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.  Except as provided in Article XV and subject to the provisions of this Plan, the terms and conditions of an Incentive Award (other than an Incentive Award granted to a Non-Employee Director) shall prescribe that the Incentive Award shall be earned only to the extent that performance objectives, including objectives stated with respect to one or more Performance Goals, are achieved during a performance period of at least one year.

11.03.              Nontransferability

Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

11.04.              Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

11.05.              Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, Common Stock or a combination of cash and Common Stock, as determined by the Committee.

11.06.              Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or an Affiliate until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Stock Awards, Incentive Awards and Other Equity-Based Awards may be granted, the individual grant limits prescribed by Section 5.04 and the terms of outstanding Stock Awards, Options, SARs, Performance Units, Incentive Awards and Other Equity-Based Awards shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a stock dividend, extra-ordinary cash dividend, stock split-up, subdivision or consolidation of shares that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action.  Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Units, Stock Awards, Incentive Awards and Other Equity-Based Awards may be granted, the individual grant limits prescribed by Section 5.04 or the terms of outstanding Stock Awards, Options, SARs, Performance Shares or Other Equity-Based Awards.

The Committee may make Stock Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII.  Notwithstanding any provision of the Plan, the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options, Incentive Awards or Performance Units shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV
GENERAL PROVISIONS

14.01.              Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

14.02.              Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.              Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.04.              Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan.  Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs, Incentive Awards or Other Equity-Based Award) or a cash equivalent acceptable to the Committee.  Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district or city withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee.  If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day the tax liability arises and the number of shares of Common Stock which may be withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the day preceding the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

14.05.              REIT Status

The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT.  No award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the common stock ownership limit or aggregate stock ownership limit prescribed by the Company’s Articles of Incorporation or Charter, as amended from time to time) or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

14.06.              Elections Under Section 83(b)

No Participant may make and election under Section 83(b) of the Code with respect to the grant of any equity award, the vesting of any award, the settlement of any award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.

ARTICLE XV
CHANGE IN CONTROL

15.01.              Impact of Change in Control.

If an Award is not assumed or replaced with a substitute award in accordance with Section 15.02, upon a Change in Control, the Committee is authorized to cause (i) outstanding Options and SARs to become fully exercisable, (ii) outstanding Stock Awards to become transferable and nonforfeitable and (iii) outstanding Performance Units, Incentive Awards and Other Equity-Based Awards to become earned and nonforfeitable in their entirety.

15.02.              Assumption Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control.  Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award being assumed or substituted.  The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

15.03.              Cash-Out Upon Change in Control.

If an Award is not assumed or replaced with a substitute award in accordance with Section 15.02, upon a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award, Performance Unit, Incentive Award and Other Equity-Based Award shall be cancelled in exchange for a payment.  The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders in the Change in Control transaction or, in the case of an Incentive Award, the entire amount that can be paid under the Award (and, if the amount payable in settlement of an Incentive Award is based on the value of Common Stock, that value shall be the price per share received by shareholders for each share of Common Stock in the Change in Control transaction).  Except as provided in the preceding sentence with respect to Incentive

Awards, the amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the Change in Control exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by shareholders for each share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award or (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based award is denominated.  If the option price or Initial Value exceeds the price per share received by shareholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 15.03 without any payment to the Participant.

15.04.              Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments (as hereinafter defined), that are subject to Code Sections 280G and 4999.  As provided in this Section 15.04, the Parachute Payments will be reduced pursuant to this Section 15.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount (as hereinafter defined), than a Participant would receive absent a reduction.

The Accounting Firm (as hereinafter defined), will first determine the amount of any Parachute Payments that are payable to a Participant.  The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”).  Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount.  If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner).  The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 15.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.04 (“Underpayments”).  If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay such amount to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999.  If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 15.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date.  For purposes of this Section 15.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment.  The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.  For purposes of this Section 15.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Nothing in this Section 15.04 shall limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

ARTICLE XVI
AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article X), (ii) the amendment materially increases the benefits accruing to Participants under the Plan, (iii) the amendment materially changes the class of individuals eligible to become Participants or (iv) the amendment is required to be approved by shareholders by the requirements of applicable law or under the New York Stock Exchange’s shareholder approval rules.  For the avoidance of doubt, the Board may not (except pursuant to Article X) without the approval of shareholders (a) reduce the option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) cancel an outstanding Option or outstanding SAR when the option price or Initial Value, as applicable, exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or an outstanding SAR that may be treated as a repricing of the award under the rules and regulations of the New York Stock Exchange.  No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares, or under any Stock Award, Option or SAR outstanding at the time such amendment is made.

ARTICLE XVII
DURATION OF PLAN

No Stock Award, Performance Unit award, Option, SAR, Incentive Award or Other Equity-Based Award may be granted under this Plan after July 1, 2025.  Stock Awards, Performance Unit awards, Options, SARs, Incentive Awards and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

ARTICLE XVIII
EFFECTIVE DATE OF PLAN

Options, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards may be granted under this Plan on and after the date that the Plan is adopted by the Board, provided that no award shall be exercisable, vested or settled unless, within twelve months after the Board’s adoption of the Plan, the Plan is approved by holders of a majority of the outstanding Common Stock entitled to vote  and present or represented by properly executed and delivered proxies at a duly held shareholders’ meeting at which a quorum is present or by unanimous consent of the shareholders.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SUMMIT HOTEL PROPERTIES, INC. M92985-P65947 SUMMIT HOTEL PROPERTIES, INC. 12600 HILL COUNTRY BLVD. R-100 AUSTIN TX, 78738 2. Ratify the appointment of ERNST & YOUNG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; 3. Approve an advisory vote on executive compensation; and 4. Approve an amendment and restatement of our 2011 Equity Incentive Plan. ! ! ! NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly be brought before the Annual Meeting and at any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) Kerry W. Boekelheide 02) Daniel P. Hansen 03) Bjorn R. L. Hanson 04) Jeffrey W. Jones 05) Kenneth J. Kay 06) Thomas W. Storey 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY Of fUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote fOR the following: ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote fOR the proposals 2, 3 and 4. for All Withhold All for All Except for Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

SUMMIT HOTEL PROPERTIES, INC. Annual Meeting of Stockholders June 15, 2015 3:00 PM Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Daniel P. Hansen and Christopher R. Eng, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SUMMIT HOTEL PROPERTIES, INC. (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, Central Time on June 15, 2015, at the Hampton Inn & Suites located at 200 San Jacinto Blvd, Austin, Texas 78701, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K/Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M92986-P65947